                                                                Exhibit 10.93(a)


                             RESTRUCTURING AGREEMENT



                           DATED as of August 15, 2000



                                      among



                   OUTSOURCE INTERNATIONAL, INC., as Borrower,



             FLEET NATIONAL BANK and the other lending institutions
                           referred to herein as Banks



                                       and



                          FLEET NATIONAL BANK, as Agent

                                TABLE OF CONTENTS


1.   DEFINITIONS AND RULES OF INTERPRETATION..........................................................2
         1.1.    DEFINITIONS..........................................................................2
         1.2.    RULES OF INTERPRETATION.............................................................18

2.   RESTRUCTURING; ISSUANCE OF NOTES................................................................19
         2.1.    RESTRUCTURING.......................................................................19
         2.2.    THE NOTES...........................................................................19
         2.3.    INTEREST............................................................................20
         2.4.    MATURITY............................................................................20
         2.5.    OPTIONAL REDEMPTION OF NOTES........................................................20
         2.6.    EXCESS CASH FLOW RECAPTURE..........................................................20
         2.7.    CANCELLATION OF PROMISSORY NOTES....................................................20
3.   CERTAIN GENERAL PROVISIONS......................................................................21
         3.1.    AGENT'S FEE.........................................................................21
         3.2.    FUNDS FOR PAYMENTS..................................................................21
                  3.2.1.   PAYMENTS TO AGENT.........................................................21
                  3.2.2.   NO OFFSET, ETC............................................................21
         3.3.    COMPUTATIONS........................................................................21
         3.4.    CAPITAL ADEQUACY....................................................................22
         3.5.    INTEREST AFTER DEFAULT..............................................................22
4.   SECURITY AND GUARANTIES.........................................................................22
         4.1.    SECURITY OF BORROWER................................................................22
         4.2.    GUARANTIES AND SECURITY OF SUBSIDIARIES.............................................22
         4.3.    INTERCREDITOR AGREEMENT.............................................................23
5.   REPRESENTATIONS AND WARRANTIES..................................................................23
         5.1.    ORGANIZATION, GOOD STANDING, ETC....................................................23
         5.2.    CAPITALIZATION......................................................................23
         5.3.    AUTHORIZATION, ETC..................................................................24
         5.4.    GOVERNMENTAL APPROVALS..............................................................24
         5.5.    ENFORCEABILITY OF LOAN DOCUMENTS....................................................24
         5.6.    SUBSIDIARIES........................................................................24
         5.7.    LITIGATION..........................................................................24
         5.8.    FINANCIAL CONDITION.................................................................25
         5.9.    COMPLIANCE WITH LAW, ETC............................................................25
         5.10.   ERISA...............................................................................25
         5.11.   TAXES, ETC..........................................................................26
         5.12.   REGULATION U........................................................................26
         5.13.   NATURE OF BUSINESS..................................................................26
         5.14.   ADVERSE AGREEMENTS, ETC.............................................................26
         5.15.   PERMITS, ETC........................................................................26
         5.16.   PROPERTIES..........................................................................27
         5.17.   FULL DISCLOSURE.....................................................................27
         5.18.   OPERATING LEASE OBLIGATIONS.........................................................27
         5.19.   ENVIRONMENTAL MATTERS...............................................................28
         5.20.   INSURANCE...........................................................................28




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                                      -ii-


         5.21.   SOLVENCY............................................................................28
         5.22.   LOCATION OF BANK ACCOUNTS...........................................................28
         5.23.   INTELLECTUAL PROPERTY...............................................................28
         5.24.   MATERIAL CONTRACTS..................................................................29
         5.25.   HOLDING COMPANY AND INVESTMENT COMPANY ACTS.........................................29
         5.26.   EMPLOYEE AND LABOR MATTERS..........................................................29
         5.27.   CUSTOMERS AND SUPPLIERS.............................................................29
         5.28.   NO BANKRUPTCY FILING................................................................30
         5.29.   PLACE OF BUSINESS; CHIEF EXECUTIVE OFFICE; LOCATION OF EQUIPMENT....................30
         5.30.   TRADENAMES..........................................................................30
         5.31.   SECURITY INTERESTS..................................................................30
         5.32.   SCHEDULES...........................................................................30
         5.33.   REPRESENTATIONS AND WARRANTIES IN DOCUMENTS; NO DEFAULT.............................30
6.   AFFIRMATIVE COVENANTS OF THE BORROWER...........................................................30
         6.1.    PUNCTUAL PAYMENT....................................................................30
         6.2.    INSPECTION OF PROPERTIES AND BOOKS, ETC.............................................31
                  6.2.1.   GENERAL...................................................................31
                  6.2.2.   COMMUNICATION WITH ACCOUNTANTS............................................31
         6.3.    REPORTING REQUIREMENTS..............................................................31
         6.4.    ADDITIONAL SUBSIDIARIES.............................................................35
         6.5.    COMPLIANCE WITH LAWS, ETC...........................................................35
         6.6.    PRESERVATION OF EXISTENCE, ETC......................................................36
         6.8.    MAINTENANCE OF PROPERTIES, ETC......................................................36
         6.9.    MAINTENANCE OF INSURANCE............................................................36
         6.10.   OBTAINING OF PERMITS, ETC...........................................................36
         6.11.   ENVIRONMENTAL.......................................................................37
         6.12.   CHANGE IN COLLATERAL; COLLATERAL RECORDS............................................37
         6.13.   LANDLORD WAIVERS; COLLATERAL ACCESS AGREEMENTS......................................38
         6.14.   SUBORDINATION.......................................................................38
         6.15.   AFTER ACQUIRED REAL PROPERTY........................................................38
         6.16.   FISCAL YEAR; FISCAL QUARTER.........................................................39
         6.17.   BORROWING BASE......................................................................39
         6.18.   CASH MANAGEMENT.....................................................................39
         6.19.   LANDLORD WAIVER.....................................................................39
         6.20.   MORTGAGES...........................................................................39
         6.21.   FURTHER ASSURANCES..................................................................39
7.   CERTAIN NEGATIVE COVENANTS OF THE BORROWER......................................................39
         7.1.    LIENS, ETC..........................................................................39
         7.2.    INDEBTEDNESS........................................................................40
         7.3.    FUNDAMENTAL CHANGES.................................................................40
         7.4.    CHANGE IN NATURE OF BUSINESS........................................................41
         7.5.    LOANS, ADVANCES, INVESTMENTS, ETC...................................................41
         7.6.    LEASE OBLIGATIONS...................................................................41
         7.7.    CAPITAL EXPENDITURES................................................................41
         7.8.    RESTRICTED PAYMENTS.................................................................41
         7.9.    TRANSACTIONS WITH AFFILIATES........................................................42




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                                     -iii-


         7.10.   LIMITATIONS ON DIVIDENDS AND OTHER PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES......42
         7.11.   LIMITATION ON ISSUANCE OF CAPITAL STOCK.............................................43
         7.12.   MODIFICATIONS OF INDEBTEDNESS, ORGANIZATIONAL DOCUMENTS AND CERTAIN
                 OTHER AGREEMENTS; ETC...............................................................43
         7.13.   INVESTMENT COMPANY ACT OF 1940......................................................44
         7.14.   ENVIRONMENTAL.......................................................................44
         7.15.   CERTAIN AGREEMENTS..................................................................44

8.   FINANCIAL COVENANTS OF THE BORROWER.............................................................44
         8.1.    FIXED CHARGE COVERAGE...............................................................44
         8.2.    CONSOLIDATED EBITDA.................................................................45
         8.3.    LEVERAGE RATIO......................................................................45
         8.4.    TANGIBLE NET WORTH..................................................................45
9.   CLOSING CONDITIONS..............................................................................46
         9.1.    LOAN DOCUMENTS ETC..................................................................46
                  9.1.1.   LOAN DOCUMENTS............................................................46
                  9.1.2.   WARRANT DOCUMENTS.........................................................46
                  9.1.3.   SENIOR DEBT DOCUMENTS.....................................................46
                  9.1.4.   SELLER SUBORDINATED NOTES.................................................46
         9.2.    CASH PAYMENT........................................................................47
         9.3.    PAYMENT OF FEES AND OTHER AMOUNTS...................................................47
         9.4.    CANCELLATION OF LETTERS OF CREDIT AND COMMITMENTS...................................47
         9.5.    CERTIFIED COPIES OF CHARTER DOCUMENTS...............................................47
         9.6.    CORPORATE ACTION....................................................................47
         9.7.    INCUMBENCY CERTIFICATE..............................................................48
         9.8.    VALIDITY OF LIENS...................................................................48
         9.9.    UCC SEARCH RESULTS..................................................................48
         9.10.   CERTIFICATES OF INSURANCE...........................................................48
         9.11.   CONSENTS AND APPROVALS..............................................................48
         9.12.   OPINION OF COUNSEL..................................................................48
10.   EVENTS OF DEFAULT; ACCELERATION; ETC...........................................................48
         10.1.   EVENTS OF DEFAULT AND ACCELERATION..................................................48
         10.2.   REMEDIES............................................................................52
         10.3.   DISTRIBUTION OF COLLATERAL PROCEEDS.................................................52
11.   SETOFF.........................................................................................53
         11.1.   GENERAL.............................................................................53
         11.2.   SHARING.............................................................................53
         11.3.   CASH MANAGEMENT PRIORITY............................................................53
12.   THE AGENT......................................................................................54
         12.1.   AUTHORIZATION.......................................................................54
         12.2.   EMPLOYEES AND AGENTS................................................................54
         12.3.   NO LIABILITY........................................................................54
         12.4.   NO REPRESENTATIONS..................................................................55
         12.5.   PAYMENTS............................................................................55
                  12.5.1.   PAYMENTS TO AGENT........................................................55
                  12.5.2.   DISTRIBUTION BY AGENT....................................................55
         12.6.   HOLDERS OF NOTES....................................................................56
         12.7.   INDEMNITY...........................................................................56





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                                      -iv-


         12.8.   AGENT AS BANK.......................................................................56
         12.9.   RESIGNATION.........................................................................56
         12.10.   NOTIFICATION OF DEFAULTS AND EVENTS OF DEFAULT.....................................56
13.   EXPENSES AND INDEMNIFICATION...................................................................57
         13.1.   EXPENSES............................................................................57
         13.2.   INDEMNIFICATION.....................................................................57
         13.3.   SURVIVAL............................................................................58
14.   RELEASE........................................................................................58
15.   SURVIVAL OF COVENANTS, ETC.....................................................................58
16.   ASSIGNMENT.....................................................................................59
         16.1.   CONDITIONS TO ASSIGNMENT BY BANKS...................................................59
         16.2.   ASSIGNMENT BY BORROWER..............................................................59
17.   NOTICES, ETC...................................................................................59
18.   GOVERNING LAW..................................................................................60
19.   HEADINGS.......................................................................................60
20.   COUNTERPARTS...................................................................................60
21.   ENTIRE AGREEMENT, ETC..........................................................................60
22.   WAIVER OF JURY TRIAL...........................................................................61
23.   CONSENTS, AMENDMENTS, WAIVERS, ETC.............................................................61
24.   SEVERABILITY...................................................................................62



                                    EXHIBITS

EXHIBIT A - Form of Note

                                    SCHEDULES

SCHEDULE 1 - Seller Subordinated Notes
SCHEDULE 2 - Bank Addresses
SCHEDULE 5.2 - Capitalization
SCHEDULE 5.6 - Subsidiaries
SCHEDULE 5.7 - Litigation
SCHEDULE 5.10 - ERISA
SCHEDULE 5.16 - Title to Properties; Leases
SCHEDULE 5.18 - Operating Lease Obligations
SCHEDULE 5.19 - Environmental Matters
SCHEDULE 5.20 - Insurance
SCHEDULE 5.22 - Bank Accounts
SCHEDULE 5.23 - Intellectual Property
SCHEDULE 5.24 - Material Contracts
SCHEDULE 5.29 - Place of Business, Chief Executive Office and Location
                 of Equipment
SCHEDULE 5.30 - Tradenames
SCHEDULE 6.12 - Location of Collateral
SCHEDULE 7.1 - Permitted Liens
SCHEDULE 7.2 - Permitted Indebtedness
SCHEDULE 7.3(ii) - Permitted Mergers and Consolidations
SCHEDULE 7.5 - Existing Investments
SCHEDULE 7.10 - Agreements

                             RESTRUCTURING AGREEMENT

         This RESTRUCTURING AGREEMENT is made as of August 15, 2000, among OUTSOURCE INTERNATIONAL, INC., a Florida corporation having its principal place of business at 1690 South Congress Avenue, Suite 210 Delray Beach, Florida 33445 (the "BORROWER"), FLEET NATIONAL BANK and the other signatories hereto as Banks (collectively, the "BANKS") and FLEET NATIONAL BANK, as agent (the "AGENT") for itself and the other Banks.

         WHEREAS, pursuant to a Third Amended and Restated Credit Agreement, dated as of July 27, 1998 (as heretofore amended, the "REVOLVER CREDIT AGREEMENT"), among the parties hereto, the Banks have made loans to the Borrower and the Agent issued letters of credit for the account of the Borrower, certain of which loans and letters of credit are currently outstanding;

         WHEREAS, pursuant to a Revolving Credit Agreement, dated as of October 1, 1999 (as heretofore amended, the "FUNDING CREDIT AGREEMENT"), among OutSource Funding Corporation, a Delaware corporation and a wholly-owned subsidiary of the Borrower ("FUNDING"), the Banks and Fleet National Bank, as agent for the Banks thereunder, the Banks have made loans to Funding, certain of which loans are currently outstanding;

         WHEREAS, concurrently herewith, the Borrower is entering into certain financing arrangements (the "SENIOR DEBT FACILITY") with Abelco Finance LLC and certain other lenders (collectively, the "SENIOR LENDERS") who are party to a certain Financing Agreement of even date herewith (the "SENIOR FINANCING AGREEMENT") by and among the Company, the Senior Lenders, Abelco Finance LLC, as collateral agent for the Senior Lenders, and The CIT Group/Business Credit, Inc., as administrative agent for the Senior Lenders pursuant to which the Senior Lenders will make loans and otherwise extend credit to the Borrower;

         WHEREAS, the Borrower intends to use a portion of the proceeds of the initial extension of credit under the Senior Debt Facility (a) to purchase from Funding all unpaid receivables previously sold by the Borrower and its other subsidiaries to Funding, so that Funding may use the cash proceeds from such purchase to discharge all of its obligations under the Funding Credit Agreement to the Banks and the agent thereunder, (b) to make a partial payment of its obligations to the Banks and the Agent under the Revolver Credit Agreement and
(c) to release the Agent from liability under certain outstanding letters of credit issued under the Revolver Credit Agreement;

         WHEREAS, the Borrower has requested that the Banks and the Agent restructure the balance of the obligations owed by the Borrower under the Revolver Credit Agreement to the Agent and the Banks, as provided herein;

         WHEREAS, the Banks and the Agent are willing to do so upon the terms and subject to the conditions contained herein;

         NOW, THEREFORE, in consideration of the promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                   1. DEFINITIONS AND RULES OF INTERPRETATION.

         1.1. DEFINITIONS. The following terms shall have the meanings set forth in this ss.1 or elsewhere in the provisions of this Agreement referred to below:

         AFFILIATE. As to any Person, any other Person that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (i) vote 10% or more of the Capital Stock having ordinary voting power for the election of directors of such Person or (ii) direct or cause the direction of the management and policies of such Person whether by contract or otherwise. Notwithstanding anything herein to the contrary, in no event shall the Agent or any Bank be considered an "Affiliate" of the Borrower or any of its Subsidiaries.

         AFTER ACQUIRED PROPERTY.  See ss.6.15.

         AGENT.  As defined in the preamble hereto.

         AGENT'S OFFICE. The Agent's office located at 100 Federal Street, Boston, Massachusetts 02110, or at such other location as the Agent may designate from time to time.

         AGENT'S SPECIAL COUNSEL. Bingham Dana LLP or such other counsel as may be approved by the Agent.

         AGREEMENT. This Restructuring Agreement, including the schedules and exhibits hereto.

         ASSIGNMENT OF REMAINING PRINCIPAL. An instrument of assignment, in form and substance satisfactory to the Banks and the Agent, pursuant to which the Banks assign to any of the Senior Lenders, without recourse of any kind, all of the Banks' claims to principal of the loans outstanding under the Revolver Credit Agreement (after such loans have been reduced by the Cash Payment, the issuance of the Notes and the forgiveness of certain indebtedness) together with all guaranties and all collateral security therefor.

         BANKS. As defined in the Preamble hereto and any other Person who becomes an assignee of any rights and obligations of a Bank pursuant to ss.16.

         BASE RATE. The higher of (i) the variable annual rate of interest so designated from time to time by Fleet as its "prime rate," such rate being a reference rate and not necessarily representing the lowest or best rate being charged to any customer and (ii) one-half of one percent (1/2%) above the Federal Funds Effective Rate. For the purposes of this definition, "Federal Funds Effective Rate" shall mean for any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three funds brokers of recognized standing selected by the Agent. Changes in the Base Rate resulting from any changes in Fleet's "prime rate" shall take place immediately without notice or demand of any kind.

         BORROWER.  As defined in the preamble hereto.

         BORROWER SECURITY AGREEMENT. The Security Agreement, dated or to be dated on or prior to the Closing Date, between the Borrower and the Agent and in form and substance satisfactory to the Banks and the Agent.

         BUSINESS DAY. Any day on which banking institutions in Boston, Massachusetts are open for the transaction of banking business.

         CAPITAL EXPENDITURES. With respect to any Person for any period, the sum of (i) the aggregate of all expenditures by such Person and its Subsidiaries during such period that in accordance with GAAP are or should be included in "property, plant and equipment" or similar fixed asset account on its balance sheet, whether such expenditures are paid in cash or financed and including all Capitalized Lease Obligations paid or payable during such period, and (ii) to the extent not covered by clause (i) above, the aggregate of all expenditures by such Person and its Subsidiaries to acquire by purchase or otherwise the business or fixed assets of, or the Capital Stock of, any other Person. For the purpose of this definition of "Capital Expenditures", the purchase price of property, plant and equipment which are purchased with insurance proceeds, condemnation awards or the Net Cash Proceeds of Dispositions shall be considered expenditures for property, plant and equipment only to the extent of the gross purchase price less the amount of such insurance proceeds, condemnation awards or Net Cash Proceeds of Dispositions.

         CAPITAL STOCK. With respect to any Person that (i) is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, and (ii) is not a corporation, any and all partnership, membership or other equity interests of such Person.

         CAPITALIZED LEASE. With respect to any Person, any lease of real or personal property by such Person as lessee which is required under GAAP to be capitalized on the balance sheet of such Person.

         CAPITALIZED LEASE OBLIGATIONS. With respect to any Person, obligations of such Person and its Subsidiaries under Capitalized Leases, and, for purposes hereof, the amount of any such obligation shall be the capitalized amount thereof determined in accordance with GAAP.

         CASH PAYMENT.  An amount in cash equal to $32,539,027.74.

         CLOSING DATE. The first date on which the conditions set forth in ss.9 have been satisfied.

         CHANGE OF CONTROL.  Each occurrence of any of the following:

         (a) the acquisition, directly or indirectly, by any person or group (within the meaning of Section 13(d)(3) of the Exchange Act) of beneficial ownership of more than 33% of the aggregate outstanding voting power of the Capital Stock of the Borrower;

         (b) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Borrower (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Borrower was approved by a vote of at least a majority of the directors of the Borrower then still in office who were either directors at the beginning of such period, or whose election or nomination for election was previously approved, or who is the designee of, or who was nominated or elected by Triumph/Bachow) cease for any reason to constitute a majority of the Board of Directors of the Borrower;

         (c) the Borrower shall cease to have beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of 100% of the aggregate voting power of the Capital Stock of any of its Subsidiaries, free and clear of all Liens (other than the lien in favor of the Agent for the benefit of the Banks and as provided in the Intercreditor Agreement);

         (d) (i) the Borrower consolidates with or merges into another entity or conveys, transfers or leases all or substantially all of its property and assets to any Person, or (ii) any Subsidiary of the Borrower consolidates with or merges into another entity or conveys, transfers or leases all or substantially all of its property and assets to another Person, or (iii) any entity consolidates with or merges into the Borrower or any of Subsidiaries in a transaction pursuant to which the outstanding voting Capital Stock of such Person is reclassified or changed into or exchanged for cash, securities or other property, other than any such transaction described (A) in this clause
(iii) in which either (x) in the case of any such transaction involving the Borrower, no person or group (within the meaning of Section 13(d)(3) of the Exchange Act) has, directly or indirectly, acquired beneficial ownership of more than 33% of the aggregate outstanding voting Capital Stock of the Borrower or
(B) in the case of any such transaction involving a Subsidiary of the Borrower, the Borrower has beneficial ownership of 100% of the aggregate voting power of all Capital Stock of the resulting, surviving or transferee entity; or

         (e) Garry Meier shall cease to be involved in the day to day operations and management of the business of the Borrower and a successor, reasonably acceptable to the Agent, is not appointed, on terms reasonably satisfactory to the Agent, within 90 days of such cessation of involvement.

         CODE.  The Internal Revenue Code of 1986.

         COLLATERAL. All of the property, rights and interests of the Borrower and its Subsidiaries that are or are intended to be subject to the security interests and mortgages created by the Security Documents.

         COMMITMENT PERCENTAGE. With respect to each Bank, the percentage set forth below its signature on the signature pages hereto.

         CONSOLIDATED EBITDA. With respect to any Person for any period, the Consolidated Net Income of such Person and its Subsidiaries for such period, PLUS (i) without duplication, the sum of the following amounts of such Person and its Subsidiaries for such period and to the extent deducted in determining Consolidated Net Income of such Person for such period: (A) Consolidated Net Interest Expense, (B) income tax expense, (C) depreciation expense, (D) amortization expense, and (E) (i) the sum of (x) extraordinary or unusual losses and (y) compensation costs of employees terminated as part of the August 1999 restructuring of the Borrower and its Subsidiaries, LESS (ii) extraordinary or unusual gains (adjusted for non-recurring items that occurred in calendar years 1999 and 2000). For purposes of this definition, non-recurring items that occurred in calendar years 1999 or 2000 means costs incurred or income earned in calendar year 1999 or 2000 that are part of the restructuring of the Borrower and its Subsidiaries in such years, write-offs and reorganization of revenue in calendar year 1999 related to such restructuring, costs and revenue that are attributable to calendar year 1998 or prior years, settlements or penalties incurred by the Borrower and its Subsidiaries as a result of their activities in years prior to calendar year 1999 and the costs associated with lawsuits and legal settlements outside of the ordinary course of business.

         CONSOLIDATED NET INCOME. With respect to any Person for any period, the net income (loss) of such Person and its Subsidiaries for such period, determined on a consolidated basis and in accordance with GAAP, but excluding from the determination of Consolidated Net Income (without duplication) (a) any extraordinary or non recurring gains or losses or gains or losses from Dispositions, (b) restructuring charges (including severance payments made to former employees of the Borrower ), (c) effects of discontinued operations and
(d) interest income.

         CONSOLIDATED NET INTEREST EXPENSE. With respect to any Person for any period, gross interest expense of such Person and its Subsidiaries for such period determined in conformity with GAAP (including, without limitation, interest expense paid to Affiliates of such Person), LESS (i) the sum of (A) interest income for such period and (B) gains for such period on Hedging Agreements (to the extent not included in interest income above and to the extent not deducted in the calculation of such gross interest expense), PLUS
(ii) the sum of (A) losses for such period on Hedging Agreements (to the extent not included in such gross interest expense) and (B) the upfront costs or fees for such period associated with Hedging Agreements (to the extent not included in gross interest expense), each determined on a consolidated basis and in accordance with GAAP for such Person and its Subsidiaries.

         CONSOLIDATED TANGIBLE NET WORTH. With respect to any Person at any time, (i) the sum of the following accounts (or their equivalents) set forth on a consolidated balance sheet of such Person and its Subsidiaries prepared in accordance with GAAP: the par or stated value of all outstanding Capital Stock, capital surplus and retained earnings (or less accumulated deficits), LESS (ii) all intangibles included on the asset side of such balance sheet, including, without limitation, goodwill (including any amounts, however designated on such balance sheet, representing the excess of the purchase price paid for assets or stock acquired over the value assigned thereto on the books of such Person and its Subsidiaries), patents, trademarks, trade names, copyrights and similar intangibles.

         CONTINGENT OBLIGATION. With respect to any Person, any obligation of such Person guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations ("PRIMARY OBLIGATIONS") of any other Person (THE "PRIMARY OBLIGOR") in any manner, whether directly or indirectly, including, without limitation, (i) the direct or indirect guaranty, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of a primary obligor, (ii) the obligation to make take-or-pay or similar payments, if required, regardless of nonperformance by any other party or parties to an agreement, (iii) any obligation of such Person, whether or not contingent, (A) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (B) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (C) to purchase property, assets, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (D) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; PROVIDED, HOWEVER, that the term "Contingent Obligation" shall not include any products warranties extended in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation with respect to which such Contingent Obligation is made (or, if less, the maximum amount of such primary obligation for which such Person may be liable pursuant to the terms of the instrument evidencing such Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability with respect thereto (assuming such Person is required to perform thereunder), as determined by such Person in good faith.

         CURRENT VALUE. See ss.6.15.

         DISPOSITION. Any transaction, or series of related transactions, pursuant to which the Borrower or any of its Subsidiaries sells, assigns, transfers or otherwise disposes of any property or assets (whether now owned or hereafter acquired) to any other Person, in each case whether or not the consideration therefor consists of cash, securities or other assets owned by the acquiring Person, EXCLUDING any sales or other dispositions of Permitted Investments.

         DEFAULT. See ss.10.1.

         DOLLARS or $. Dollars in lawful currency of the United States of America.

         EMPLOYEE PLAN. An employee benefit plan (other than a Multiemployer
Plan) covered by Title IV of ERISA and maintained (or was maintained at any time during the six (6) calendar years preceding the date of any borrowing hereunder) for employees of the Borrower or any of its ERISA Affiliates.

         ENVIRONMENTAL ACTIONS. Any complaint, summons, citation, notice, directive, order, claim, litigation, investigation, judicial or administrative proceeding, judgment, letter or other communication from any Governmental Authority involving violations of Environmental Laws or Releases of Hazardous Materials (i) from any assets, properties or businesses of the Borrower or any of its Subsidiaries or any predecessor in interest; (ii) from adjoining properties or businesses; or (iii) onto any facilities which received Hazardous Materials generated by the Borrower or any of its Subsidiaries or any predecessor in interest.

         ENVIRONMENTAL LAWS. Collectively, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. ss. 9601, eT Seq.), the Hazardous Materials Transportation Act (49 U.S.C. ss. 1801, ET seq.), the Resource Conservation and Recovery Act (42 U.S.C. ss. 6901, eT Seq.), the Federal Clean Water Act (33 U.S.C. ss. 1251 ET seq.), the Clean Air Act (42 U.S.C. ss. 7401 et Seq.), the Toxic Substances Control Act (15 U.S.C. ss. 2601 ET seq.) and the Occupational Safety and Health Act (29 U.S.C. ss. 651 eT Seq.), as such laws may be amended or otherwise modified from time to time, and any other present or future federal, state, local or foreign statute, ordinance, rule, regulation, order, judgment, decree, permit, license or other binding determination of any Governmental Authority imposing liability or establishing standards of conduct for protection of the environment.

         ERISA. The Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, and regulations thereunder, in each case as in effect from time to time. References to sections of ERISA shall be construed also to refer to any successor sections.

         ERISA AFFILIATE. With respect to any Person, any trade or business (whether or not incorporated) which is a member of a group of which such Person is a member and which would be deemed to be a "controlled group" within the meaning of Sections 414(b), (c), (m) and (o) of the Code.

         EVENT OF DEFAULT. See ss.10.1.

         EXCESS CASH FLOW. With respect to any Person for any period, (i) Consolidated EBITDA of such Person and its Subsidiaries for such period, LESS
(ii) the sum of (A) Consolidated Net Interest Expense for such period, (B) income tax expense for such period, (C) worker's compensation installment payments made during such period, (D) all scheduled and mandatory cash principal payments on the Loans made during such period under the Senior Debt Facility (but, in the case of the revolving credit loans made thereunder, only to the extent that the revolving credit commitment thereunder is permanently reduced by the amount of such payments), and all scheduled cash principal payments on other Indebtedness of such Person or any of its Subsidiaries during such period to the extent such other Indebtedness is permitted to be incurred, and such payments are permitted to be made, under the Senior Debt Facility, (E) the cash portion of Capital Expenditures made by such Person and its Subsidiaries during such period to the extent permitted to be made under this Agreement, (F) cash payments in respect of tax indemnifications to the original shareholders of the Borrower made in the Fiscal Year ended March 31, 2001 in an amount not to exceed $400,000 and (G) restructuring charges (including severance payments made to former employees of the Borrower) and nonrecurring expenses incurred during such period.

         FINANCIAL STATEMENTS. Collectively, (i) the audited consolidated balance sheet of the Borrower and its Subsidiaries for the Fiscal Year ended December 31, 1999 and the related consolidated statement of operations, shareholders' equity and cash flows for the Fiscal Year then ended, (ii) the audited consolidated balance sheet of the Borrower and its Subsidiaries for the fiscal period ended April 2, 2000 and the related consolidated statement of operations, shareholders' equity and cash flows for the fiscal period then ended and (ii) the unaudited consolidated balance sheet of the Borrower and its Subsidiaries for the three months ended July 2, 2000 and the related consolidated statement of operations, shareholder's equity and cash flows for the three months then ended.

         FISCAL QUARTER. Each three month period of the Borrower and its Subsidiaries ending on the following dates: July 2, 2000, October 1, 2000, December 31, 2000, April 1, 2001, July 1, 2001, September 30, 2001, December 30, 2001, March 31, 2002, June 30, 2002, September 29, 2002, December 29, 2002,
March 30, 2003.

         FISCAL YEAR. Each 52 or 53 week period of the Borrower and its Subsidiaries ending on the dates listed below:

                           Year                   Date
                           ----                   ----
                           2001                 April 1
                           2002                 March 31
                           2003                 March 30
                           2004                 March 28

         FIXED CHARGE COVERAGE RATIO. For any period, the ratio of (i) Consolidated EBITDA of the Borrower and its Subsidiaries for such period, to
(ii) the sum of (A) all principal of Indebtedness of the Borrower and its Subsidiaries scheduled to be paid or prepaid during such period (not including prepayments of the revolving credit loans under the Senior Debt Facility unless such prepayments are accompanied by a reduction of the revolving credit commitment thereunder), PLUS (B) Consolidated Net Interest Expense of the Borrower and its Subsidiaries for such period, PLUS (C) income taxes paid or payable by the Borrower and its Subsidiaries during such period, PLUS (D) cash dividends or distributions paid by the Borrower and its Subsidiaries (other than dividends or distributions paid to the Borrower) during such period, PLUS (E) Capital Expenditures made by the Borrower and its Subsidiaries during such period, PLUS (F) all amounts paid or payable by the Borrower and its Subsidiaries on Operating Lease Obligations having a scheduled due date during such period. In determining the Fixed Charge Coverage Ratio for a particular period (A) PRO FORMA effect will be given to: (1) the incurrence, repayment or retirement of any Indebtedness by the Borrower and its Subsidiaries since the first day of such period as if such Indebtedness was incurred, repaid or retired on the first day of such period and (2) the acquisition (whether by purchase, merger or otherwise) or disposition (whether by sale, merger or otherwise) of any property or assets acquired or disposed of by the Borrower and its Subsidiaries since the first day of such period, as if such acquisition or disposition occurred on the first day of such period; (B) interest on Indebtedness bearing a floating interest rate will be computed as if the rate of computation had been the applicable rate for the entire period; (C) if such Indebtedness bears, at the option of the Borrower and its Subsidiaries, a fixed or floating rate of interest, interest thereon will be computed by applying, at the option of the Borrower, either the fixed or floating rate; and (D) the amount of Indebtedness under a revolving credit facility will be computed based upon the average daily balance of such Indebtedness during such period.

         FLEET. Fleet National Bank, a national banking association, in its individual capacity.

         FUNDING.  As defined in the preamble hereto.

         FUNDING CREDIT AGREEMENT.  As defined in the first recital hereto.

         GAAP. Generally accepted accounting principles in effect from time to time in the United States, applied on a consistent basis, provided that for the purpose of ss.8 hereof and the definitions used therein, "GAAP" shall mean generally accepted accounting principles in effect on the date hereof and consistent with those used in the preparation of the Financial Statements, provided, further, that if there occurs after the date of this Agreement any change in GAAP that affects in any respect the calculation of any covenant contained in ss.8 hereof, the Agent and the Borrower shall negotiate in good faith amendments to the provisions of this Agreement that relate to the calculation of such covenant with the intent of having the respective positions of the Banks and the Borrower after such change in GAAP conform as nearly as possible to their respective positions as of the date of this Agreement and, until any such amendments have been agreed upon, the covenants in ss.8 hereof shall be calculated as if no such change in GAAP has occurred.

         GOVERNMENTAL AUTHORITY. Any nation or government, any Federal, state, city, town, municipality, county, local or other political subdivision thereof or thereto and any department, commission, board, bureau, instrumentality, agency or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

         GUARANTOR SECURITY AGREEMENT. The Security Agreement, dated or to be dated on or prior to the Closing Date, by and among the Guarantors and the Agent and in form and substance satisfactory to the Banks and the Agent.

         GUARANTY. The Guaranty, dated or to be dated on or prior to the Closing Date, made by each Subsidiary of the Borrower in favor of the Banks and the Agent pursuant to which each Subsidiary of the Borrower guarantees to the Banks and the Agent the payment and performance of the Obligations and in form and substance satisfactory to the Banks and the Agent.

         HAZARDOUS MATERIALS. Collectively, (a) any element, compound or chemical that is defined, listed or otherwise classified as a contaminant, pollutant, toxic pollutant, toxic or hazardous substances, extremely hazardous substance or chemical, hazardous waste, special waste, or solid waste under Environmental Laws; (b) petroleum and its refined products; (c) polychlorinated biphenyls; (d) any substance exhibiting a hazardous waste characteristic, including but not limited to, corrosivity, ignitability, toxicity or reactivity as well as any radioactive or explosive materials; and (e) any raw materials, building components, including but not limited to asbestos-containing materials and manufactured products containing hazardous substances.

         HEDGING AGREEMENT. Any interest rate, foreign currency, commodity or equity swap, collar, cap, floor or forward rate agreement, or other agreement or arrangement designed to protect against fluctuations in interest rates or currency, commodity or equity values (including, without limitation, any option with respect to any of the foregoing and any combination of the foregoing agreements or arrangements), and any confirmation executed in connection with any such agreement or arrangement.

         INDEBTEDNESS. Without duplication, with respect to any Person, (i) all indebtedness of such Person for borrowed money; (ii) all obligations of such Person for the deferred purchase price of property or services (other than trade payables or other account payables incurred in the ordinary course of such Person's business and not past due for more than 90 days after the date such payable was created); (iii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments or upon which interest payments are customarily made; (iv) all obligations and liabilities of such Person created or arising under any conditional sales or other title retention agreement with respect to property used and/or acquired by such Person, even though the rights and remedies of the lessor, seller and/or lender thereunder are limited to repossession or sale of such property; (v) all Capitalized Lease Obligations of such Person; (vi) all obligations and liabilities, contingent or otherwise, of such Person, in respect of letters of credit, acceptances and similar facilities; (vii) all obligations and liabilities, calculated on a basis satisfactory to the Collateral Agent and in accordance with accepted practice, of such Person under Hedging Agreements; (viii) all Contingent Obligations; (ix) liabilities incurred under Title IV of ERISA with respect to any plan (other than a Multiemployer Plan) covered by Title IV of ERISA and maintained for employees of such Person or any of its ERISA Affiliates; (x) withdrawal liability incurred under

ERISA by such Person or any of its ERISA Affiliates to any Multiemployer Plan;
(xi) all other items which, in accordance with GAAP, would be included as liabilities on the liability side of the balance sheet of such Person (including, without limitation, workers compensation installment payments); and
(xii) all obligations referred to in clauses (i) through (xi) of this definition of another Person secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) a Lien upon property owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness. The Indebtedness of any Person shall include the Indebtedness of any partnership of or joint venture in which such Person is a general partner or a joint venturer.

         INTERCREDITOR AGREEMENT. The Intercreditor and Subordination Agreement, dated or to be dated on or before the Closing Date, among the Senior Lenders, the Banks, the Agent, the Borrower and the Guarantors and in form and substance satisfactory to the Banks and the Agent.

         LEASE. Any lease of real property to which the Borrower or any of its Subsidiaries is a party as lessor or lessee.

         LIEN. Any mortgage, deed of trust, pledge, lien (statutory or otherwise), security interest, charge or other encumbrance or security or preferential arrangement of any nature, including, without limitation, any conditional sale or title retention arrangement, any Capitalized Lease and any assignment, deposit arrangement or financing lease intended as, or having the effect of, security.

         LOAN DOCUMENTS. This Agreement, the Notes, the Security Documents, the Subsidiary Releases, the Real Estate Letter of Credit Release and the Intercreditor Agreement.

         MAJORITY BANKS. As of any date, the Banks holding at least sixty-six and two-thirds percent (66 2/3%) of the Outstanding principal amount of the Notes on such date.

         MATERIAL ADVERSE EFFECT. A material adverse effect on any of (i) the operations, business, assets, properties, condition (financial or otherwise) or prospects of the Borrower or any of its Subsidiaries, taken as a whole, (ii) the ability of the Borrower or any of its Subsidiaries, taken as a whole, to perform any of its or their obligations under any Loan Document to which it is a party,
(iii) the legality, validity or enforceability of this Agreement or any other Loan Document, (iv) the rights and remedies of the Agent and the Banks under any Loan Document, or (v) the validity, perfection or priority of a Lien in favor of the Agent for the benefit of the Banks on any of the Collateral.

         MATERIAL CONTRACT. With respect to any Person, each contract or agreement to which such Person or its Subsidiary is a party involving aggregate consideration payable to or by such Person or such Subsidiary of $250,000 or more in a any calendar year (other than employment agreements, purchase orders in the ordinary course of the business of such Person and other than contracts that by their terms may be terminated by such Person or Subsidiary in the ordinary course of its business upon less than 60 days' notice without penalty or premium and operating leases entered into in the ordinary course of business of such Person) or otherwise material to the business, operations, condition (financial or otherwise), performance, prospects or properties of such Person or such Subsidiary.

         MATURITY DATE.  The fourth anniversary of the Closing Date.

         MULTIEMPLOYER PLAN. A "multiemployer plan" as defined in Section 4001(a)(3) of ERISA for which the Borrower or any ERISA Affiliate has contributed to, or has been obligated to contribute to, at any time during the preceding six (6) years.

         NET CASH PROCEEDS. (i) With respect to any Disposition by any Person, the amount of cash received (directly or indirectly) from time to time (whether as initial consideration or through the payment of deferred consideration) by or on behalf of such Person or any of its Subsidiaries or Affiliates, in connection therewith after deducting therefrom only (A) the principal amount of any Indebtedness secured by any Lien permitted by ss.7.2 on any asset (other than Indebtedness assumed by the purchaser of such asset) which is required to be, and is, repaid in connection with such Disposition (other than Indebtedness under this Agreement), (B) reasonable expenses related thereto reasonably incurred by such Person or such Affiliate in connection therewith, (C) transfer taxes paid by such Person or such Affiliate in connection therewith, and (D) net income taxes to be paid in connection with such Disposition (after taking into account any tax credits or deductions and any tax sharing arrangements and (ii) with respect to the issuance or incurrence of any Indebtedness by any Person, or the sale or issuance by any Person of any shares of its Capital Stock, the aggregate amount of cash received (directly or indirectly) from time to time (whether as initial consideration or through the payment of deferred consideration) by or on behalf of such Person or any of its Subsidiaries or Affiliates in connection therewith after deducting therefrom only reasonable brokerage commissions, underwriting fees and discounts, legal fees and similar fees and commissions.

         NOTES. See ss.2.1.

         OBLIGATIONS. All indebtedness, obligations and liabilities of any of the Borrower and its Subsidiaries to any of the Banks and the Agent, individually or collectively, existing on the date of this Agreement or arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, arising or incurred under this Agreement or any of the other Loan Documents or in respect of any of the Notes or other instruments at any time evidencing any thereof.

         OPERATING LEASE OBLIGATIONS. All obligations for the payment of rent for any real or personal property under leases or agreements to lease, other than Capitalized Lease Obligations.

         OUTSTANDING. With respect to the Notes, the aggregate unpaid principal thereof as of any date of determination.

         OVERADVANCE AMOUNT. The greater of (a) $0 or (b) the amount by which the principal amount of the loans outstanding under the Revolver Credit Agreement on the Closing Date exceeds $21,334,073.

         PBGC. The Pension Benefit Guaranty Corporation or any successor thereto.

         PERMITS. See ss.5.15.

         PERMITTED INDEBTEDNESS.  Shall refer to:

         (a) any Indebtedness owing to the Agent and the Lenders under this Agreement and the other Loan Documents;

         (b) any Indebtedness listed on SCHEDULE 7.2, and the extension of maturity, refinancing or modification of the terms thereof; provided, however, that (i) such extension, refinancing or modification is pursuant to terms that are not less favorable to the Borrower and the Banks than the terms of the Indebtedness being extended, refinanced or modified and (ii) after giving effect to the extension, refinancing or modification, such Indebtedness is not greater than the amount of Indebtedness outstanding immediately prior to such extension, refinancing or modification;

         (c) Indebtedness evidenced by Capitalized Lease Obligations entered into in order to finance Capital Expenditures made by the Borrower in accordance with the provisions of ss.7.7, which Indebtedness, when aggregated with the principal amount of all Indebtedness incurred under this clause (c) and clause
(d) of this definition, does not exceed $500,000 in any calendar year;

         (d) Indebtedness permitted by clause (e) of the definition of "Permitted Lien";

         (e) Indebtedness permitted under ss.7.5;

         (f) Indebtedness evidenced by the promissory notes issued to the Senior Lenders under the Senior Debt Facility,

         (g) Indebtedness evidenced by the Seller Subordinated Notes and any other Subordinated Indebtedness; and

         (h) Contingent Obligations of the Borrower or any of its Subsidiaries in respect of any liability, Indebtedness or other obligations of the Borrower or its Subsidiaries otherwise permitted hereunder.

         PERMITTED INVESTMENTS. (i) Marketable direct obligations issued or unconditionally guaranteed by the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within six months from the date of acquisition thereof; (ii) commercial paper, maturing not more than 270 days after the date of issue rated P-1 by Moody's Investors Service, Inc. or A-1 by Standard & Poor's Corporation;
(iii) certificates of deposit maturing not more than 270 days after the date of issue, issued by commercial banking institutions and money market or demand deposit accounts maintained at commercial banking institutions, each of which is a member of the Federal Reserve System and has a combined capital and surplus and undivided profits of not less than $500,000,000; (iv) repurchase agreements having maturities of not more than 90 days from the date of acquisition which are entered into with major money center banks included in the commercial banking institutions described in clause (iii) above and which are secured by readily marketable direct obligations of the Government of the United States of America or any agency thereof, (v) money market accounts maintained with mutual funds having assets in excess of $2,500,000,000, and (vi) tax exempt securities rated A or better by Moody's Investors Service, Inc. or A+ or better by Standard & Poor's Corporation.

         PERMITTED LIENS.  Shall refer to:

         (a) Liens securing the Obligations;

         (b) Liens for taxes, assessments and governmental charges the payment of which is not required under ss.6.5;

         (c) Liens imposed by law, such as carriers', warehousemen's, mechanics', materialmen's and other similar Liens arising in the ordinary course of business and securing obligations (other than Indebtedness for borrowed money) that are not overdue by more than 30 days or are being contested in good faith and by appropriate proceedings promptly initiated and diligently conducted, and a reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor;

         (d) (i) Liens described on SCHEDULE 7.1, but not the extension of coverage thereof to other property or the extension of maturity, refinancing or other modification of the terms thereof or the increase of the Indebtedness secured thereby, and (ii) Liens securing the Indebtedness of the Borrower and its Subsidiaries under the Senior Debt Facility;

         (e) (i) purchase money Liens on equipment acquired or held by any Borrower in the ordinary course of its business to secure the purchase price of such equipment or Indebtedness incurred solely for the purpose of financing the acquisition of such equipment or (ii) Liens existing on such equipment at the time of its acquisition; PROVIDED, HOWEVER, that (A) no such Lien shall extend to or cover any other property of the Borrower or any of its Subsidiaries and
(B) the aggregate principal amount of Indebtedness secured by any or all such Liens shall not exceed at any one time outstanding $100,000.

         (f) deposits and pledges securing (i) obligations incurred in respect of workers' compensation, unemployment insurance or other forms of governmental insurance or benefits, (ii) the performance of bids, tenders, leases, contracts (other than for the payment of money) and statutory obligations or (iii) obligations on surety or appeal bonds, but only to the extent such deposits or pledges are incurred or otherwise arise in the ordinary course of business and secure obligations not past due;

         (g) easements, zoning restrictions and similar encumbrances on real property and minor irregularities in the title thereto that do not (i) secure obligations for the payment of money or (ii) materially impair the value of such property or its use by the Borrower or any of its Subsidiaries in the normal conduct of such Person's business; and

         (h) Liens securing Indebtedness evidencing Capitalized Lease Obligations described under subsection (c) of the definition of Permitted Indebtedness.

         PERSON. Any individual, corporation, partnership, trust, unincorporated association, business, or other legal entity, and any government or any governmental agency or political subdivision thereof.

         PRO SELECT NOTES. Collectively, the junior subordinated notes, dated April 13, 1998, made by the Borrower in favor of Pro Select, Inc., in the original principal amount of $160,000 and $200,000, respectively.

         REAL ESTATE LETTER OF CREDIT. The letter of credit dated December 29, 1999 and numbered 50125661 issued by the Agent for the account of the Borrower in favor of Aedis, LLC, as successor beneficiary to Beni Immobili LLC.

         REAL ESTATE LETTER OF CREDIT RELEASE. An instrument, dated or to be dated on or about the Closing Date, in form and substance satisfactory to the Banks and the Agent, pursuant to which (a) the Agent releases the Banks from their participation liabilities relating to the Real Estate Letter of Credit and
(b) the Borrower confirms to the Agent the Borrower's reimbursement obligations and cash collateralization of such reimbursement obligations with respect to the Real Estate Letter of Credit.

         RECORD. The grid attached to a Note, or the continuation of such grid, or any other similar record, including computer records, maintained by any Bank with respect to such Note.

         RELEASE. Any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, seeping, migrating, dumping or disposing of any Hazardous Material (including the abandonment or discarding of barrels, containers and other closed receptacles containing any Hazardous Material) into the indoor or outdoor environment, including ambient air, soil, surface or ground water.

         REPORTABLE EVENT. An event described in Section 4043 of ERISA (other than an event not subject to the provision for 30-day notice to the PBGC under the regulations promulgated under such Section).

         REVOLVER CREDIT AGREEMENT. As defined in the preamble hereto.

         SEC. The Securities and Exchange Commission or any other similar or successor agency of the federal government administering the Securities Act.

         SECURITIES ACT. The Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the time.

         SECURITY AGREEMENTS. Collectively, the Borrower Security Agreement and the Guarantor Security Agreement.

         SECURITY DOCUMENTS. The Guaranty, the Security Agreements, and all other instruments and documents, including without limitation Uniform Commercial Code financing statements, required to be executed or delivered pursuant to any Security Document.

         SELLER SUBORDINATED NOTES. The subordinated notes listed on SCHEDULE 1 hereto.

         SENIOR DEBT DOCUMENTS. Collectively, the Senior Financing Agreement, the Notes (as defined in the Senior Financing Agreement), the Guaranties (as defined in the Senior Financing Agreement), the Security Agreements (as defined in the Senior Financing Agreement), the Pledge Agreements (as defined in the Senior Financing Agreement) and all other documents executed and delivered pursuant thereto.

         SENIOR DEBT FACILITY. As defined in the recitals hereto.

         SENIOR DEBT MATURITY DATE. August 15, 2003, or such earlier date on which any loan under the Senior Debt Facility shall become due and payable, in whole or in part, in accordance with the terms of the Senior Debt Documents.

         SENIOR FINANCING AGREEMENT. As defined in the recitals hereto.

         SENIOR LENDERS. As defined in the recitals hereto.

         SENIOR LEVERAGE TEST. The covenant under the Senior Debt Facility requiring that the sum of the loans outstanding under the revolving credit portion of the Senior Debt Facility, MINUS the amount of any Overadvance Amount, and the term loan A portion of the Senior Debt Facility not exceed (a) 3.5 times the Borrower's trailing twelve-month EBITDA (as defined in the Senior Debt Facility) (adjusted for non-recurring items that occurred in calendar 1999 and
2000) ("SENIOR DEBT CALCULATED EBITDA") for periods ending on or before October 1, 2000, and (b) 3.0 times Senior Debt Calculated EBITDA for periods ending thereafter.

         SENIOR LIQUIDITY TEST. The test under the Senior Debt Facility requiring that the Borrower have on the Closing Date at least $5,000,000 of availability under the revolving credit portion of the Senior Debt Facility, MINUS the amount of any Overadvance Amount.

         SOLVENT. With respect to any Person on a particular date, that on such date (i) the fair value of the property of such Person is not less than the total amount of its liabilities of such Person, (ii) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its existing debts as they become absolute and matured, (iii) such Person is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (iv) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature, and (v) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute unreasonably small capital.

         SUBORDINATED INDEBTEDNESS. Collectively, (a) the Indebtedness evidenced by the Seller Subordinated Notes, and (b) any other Indebtedness of the Borrower or any of its Subsidiaries, the terms of which are satisfactory to the Agent, which has been expressly subordinated in right of payment to all Indebtedness of the Borrower and its Subsidiaries under the Loan Documents (i) by the execution and delivery of a subordination agreement, in form and substance satisfactory to the Agent, or (ii) otherwise on terms and conditions (including, without limitation, subordination provisions, payment terms, interest rates, covenants, remedies, defaults and other material terms) satisfactory to the Agent.

         SUBSIDIARY. Any corporation, association, trust, or other business entity of which the designated parent shall at any time own directly or indirectly through a subsidiary or subsidiaries at least a majority (by number of votes) of the outstanding Voting Stock.

         SUBSIDIARY RELEASES. Instruments of release, dated or to be dated on or about the Closing Date and in the substance MUTATIS MUTANDIS of ss.14 and otherwise in form and substance satisfactory the Banks, the Agent and the agent under the Funding Credit Agreement, by the Guarantors and Funding in favor of the Banks, the Agent and such agent.

         TERMINATION EVENT. Any of (i) a Reportable Event with respect to any Employee Plan, (ii) any event that causes any Borrower or any of its ERISA Affiliates to incur liability under Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or Section 4971 or 4975 of the
Code, (iii) the filing of a notice of intent to terminate an Employee Plan or the treatment of an Employee Plan amendment as a termination under Section 4041 of ERISA, (iv) the institution of proceedings by the PBGC to terminate an Employee Plan, or (v) any other event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Employee Plan.

         "TRIUMPH/BACHOW". Triumph-Connecticut Limited Partnership and Bachow Investment Partners III, L.P. or an entity controlled by them which is a party to the Securities Purchase Agreement (as defined in the Senior Financing Agreement).

         VOTING STOCK. Stock or similar interests, of any class or classes (however designated), the holders of which are at the time entitled, as such holders, to vote for the election of a majority of the directors (or persons performing similar functions) of the corporation, association, trust or other business entity involved, whether or not the right so to vote exists by reason of the happening of a contingency.

         WARN. See ss.5.10

         WARRANT DOCUMENTS. Collectively, the Warrant Purchase Agreement and the Warrants.

         WARRANT PURCHASE AGREEMENT. The Warrant Purchase Agreement, dated or to be dated on or prior to the Closing Date, among the Borrower and each of the Banks and in form and substance satisfactory to the Agent and the Banks, pursuant to which the Borrower agrees to issue to the Banks warrants to acquire shares of the Common Stock of the Borrower in the amounts and upon the terms set forth therein.

         WARRANTS. Collectively, the warrants issued under and pursuant to the Warrant Purchase Agreement.

         1.2. RULES OF INTERPRETATION.

                  (a) A reference to any document or agreement shall include such document or agreement as amended, modified or supplemented from time to time in accordance with its terms and the terms of this Agreement and, in the case of the Senior Debt Documents, in accordance with the terms of the Intercreditor Agreement.

                  (b) The singular includes the plural and the plural includes the singular.

                  (c) A reference to any law includes any amendment or modification to such law.

                  (d) A reference to any Person includes its permitted successors and permitted assigns.

                  (e) Accounting terms not otherwise defined herein have the meanings assigned to them by GAAP applied on a consistent basis by the accounting entity to which they refer.

                  (f) The words "include", "includes" and "including" are not limiting.

                  (g) All terms not specifically defined herein or by GAAP, which terms are defined in the Uniform Commercial Code as in effect in the Commonwealth of Massachusetts, have the meanings assigned to them therein, with the term "instrument" being that defined under Article 9 of the Uniform Commercial Code.

                  (h) Reference to a particular "ss." refers to that section of this Agreement unless otherwise indicated.

                  (i) The words "herein", "hereof", "hereunder" and words of like import shall refer to this Agreement as a whole and not to any particular section or subdivision of this Agreement.

                  (j) Unless otherwise expressly indicated, in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including," the words "to" and "until" each mean "to but excluding," and the word "through" means "to and including."

                  (k) This Agreement and the other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are, however, cumulative and are to be performed in accordance with the terms thereof.

                  (l) This Agreement and the other Loan Documents are the result of negotiation among, and have been reviewed by counsel to, among others, the Agent and the Borrower and are the product of discussions and negotiations among all parties. Accordingly, this Agreement and the other Loan Documents are not intended to be construed against the Agent or any of the Banks merely on account of the Agent's or any Bank's involvement in the preparation of such documents.

                      2. RESTRUCTURING; ISSUANCE OF NOTES.

         2.1. RESTRUCTURING. Concurrently with the receipt of the Cash Payment, the execution and delivery of the Warrants and the compliance with and satisfaction of the other conditions set forth in ss.9, (a) the Banks agree (i) to accept separate promissory notes of the Borrower, in substantially the form of EXHIBIT A hereto and as further described in ss.2.2 (each a "NOTE"), in partial payment of the principal of the loans outstanding under the Revolver Credit Agreement in an amount, to be applied to the principal amount of the loans outstanding under the Revolver Credit Agreement, equal to the aggregate principal amount of the Notes and (ii) to execute and deliver to the Senior Lenders the Assignment of Remaining Principal, and (b) the Agent agrees to execute and deliver to the Banks the Real Estate Letter of Credit Release. The Borrower hereby requests that the Banks accept the Notes and the Warrants as provided herein and acknowledges that the issuance of the Warrants to the Banks is in consideration for (a) the Banks' forgiveness of certain indebtedness under the Revolver Credit Agreement and (b) the Banks' execution and delivery of the Assignment of Remaining Principal. The Borrower further requests that the Agent execute and deliver to the Banks the Real Estate Letter of Credit Release as provided herein.

         2.2. THE NOTES. Each Note shall be dated as of the Closing Date and completed with appropriate insertions. One Note shall be payable to the order of each Bank in a principal amount equal to (a) such Bank's Commitment Percentage

TIMES (b) the sum of (i) $5 million PLUS (ii) $343,262. The Borrower irrevocably authorizes each Bank to make or cause to be made, at the time of receipt of any payment of the Remaining Principal Amount on such Bank's Note, an appropriate notation on such Bank's Note Record reflecting the receipt of such payment. The Outstanding amount of each Bank's portion of the unpaid principal set forth on such Bank's Note Record shall be PRIMA FACIE evidence of the principal amount thereof owing and unpaid to such Bank, but the failure to record, or any error in so recording, any such amount on such Bank's Note Record shall not limit or otherwise affect the obligations of the Borrower hereunder or under any Note to make payments of principal of or interest on any Note when due.

         2.3. INTEREST. Except as otherwise provided in ss.3.5, the Outstanding principal amount of each Note shall bear interest for the period commencing with the Closing Date and ending on the last day of the calendar month with respect thereto at a rate per annum equal to three and one-half percent (3 1/2%) above the Base Rate. The Borrower promises to pay interest on the Outstanding principal amount of each Note in arrears on the last day of each calendar month.

         2.4. MATURITY. The Borrower promises to pay on the Maturity Date, and there shall become absolutely due and payable on the Maturity Date, all of the Outstanding amount of principal of the Notes on such date, together with any and all accrued and unpaid interest thereon.

         2.5. OPTIONAL REDEMPTION OF NOTES. So long as no Event of Default has occurred and is continuing, the Notes may be redeemed at the option of the Borrower in whole, but not in part, at any time within eighteen (18) months following the Closing Date, at a price equal to forty percent (40%) of the principal amount redeemed PLUS accrued interest to the date of redemption. In addition, at any time after the Closing Date (including during the eighteen (18) months following the Closing Date), regardless of the occurrence and continuance of an Event of Default, the Notes may be redeemed at the option of the Borrower, in whole or in part, at a price equal to one hundred percent (100%) of the principal amount redeemed PLUS accrued interest to the date of redemption. It shall be a condition precedent to any such redemption referred to in this ss.2.5 that the Agent shall have received a written notice from the Borrower, at least three (3) Business Days' prior to any such redemption, specifying the principal amount to be redeemed and the proposed date of redemption.

         2.6. EXCESS CASH FLOW RECAPTURE. Within 100 days following the end of each fiscal year of the Borrower, the Borrower shall pay to the Agent for the PRO RATA accounts of the Banks in accordance with their respective Commitment Percentages an amount equal to five percent (5%) of Excess Cash Flow for that fiscal year. Such payment shall be accompanied by a certificate signed by the Treasurer or Chief Financial Officer of the Borrower setting forth, in reasonable detail, the Borrower's computations of the amount of Excess Cash Flow.

         2.7. CANCELLATION OF PROMISSORY NOTES. The Agent will, on behalf of the Bank, return to the Borrower marked "Cancelled" the originals of the promissory notes previously delivered to such Bank in connection with the Funding Credit Agreement.

                         3. CERTAIN GENERAL PROVISIONS.

         3.1. AGENT'S FEE. The Borrower shall pay to the Agent annually in advance, for the Agent's own account, on the Closing Date and on each anniversary thereof, a nonrefundable and fully-earned Agent's fee in the amount of $12,000.

         3.2. FUNDS FOR PAYMENTS.

                  3.2.1. PAYMENTS TO AGENT. All payments of principal, interest and any other amounts due hereunder or under any of the other Loan Documents shall be made on the due date thereof to the Agent in Dollars, for the respective accounts of the Banks and the Agent, at the Agent's Office or at such other place that the Agent may from time to time designate, in each case at or about 1:00 p.m. (Boston, Massachusetts, time or other local time at the place of payment) and in immediately available funds.

                  3.2.2. NO OFFSET, ETC. All payments by the Borrower hereunder and under any of the other Loan Documents shall be made without recoupment, setoff or counterclaim and free and clear of and without deduction for any taxes, levies, imposts, duties, charges, fees, deductions, withholdings, compulsory loans, restrictions or conditions of any nature now or hereafter imposed or levied by any jurisdiction or any political subdivision thereof or taxing or other authority therein unless the Borrower is compelled by law to make such deduction or withholding. If any such obligation is imposed upon the Borrower with respect to any amount payable by it hereunder or under any of the other Loan Documents, the Borrower will pay to the Agent, for the account of the Banks or (as the case may be) the Agent, on the date on which such amount is due and payable hereunder or under such other Loan Document, such additional amount in Dollars as shall be necessary to enable the Banks or the Agent to receive the same net amount which the Banks or the Agent would have received on such due date had no such obligation been imposed upon the Borrower. The Borrower will deliver promptly to the Agent certificates or other valid vouchers for all taxes or other charges deducted from or paid with respect to payments made by the Borrower hereunder or under such other Loan Document.

         3.3. COMPUTATIONS. All computations of interest on the Outstanding principal amount of the Notes and of any fees due and payable hereunder shall be based on a 360-day year and paid for the actual number of days elapsed. Whenever a payment hereunder or under any of the other Loan Documents becomes due on a day that is not a Business Day, the due date for such payment shall be extended to the next succeeding Business Day, and interest shall accrue during such extension. The Outstanding principal amount of the Notes as reflected on the Note Records from time to time shall be considered correct and binding on the Borrower unless within ten (10) Business Days after receipt of any notice by the Agent or any of the

Banks of such Outstanding amount, the Agent or such Bank shall notify the Borrower to the contrary.

         3.4. CAPITAL ADEQUACY. If after the date hereof any Bank or the Agent determines that (i) the adoption of or change in any law, governmental rule, regulation, policy, guideline or directive (whether or not having the force of law) regarding capital requirements for banks or bank holding companies or any change in the interpretation or application thereof by a court or governmental authority with appropriate jurisdiction, or (ii) compliance by such Bank or the Agent or any corporation controlling such Bank or the Agent with any law, governmental rule, regulation, policy, guideline or directive (whether or not having the force of law) of any such entity regarding capital adequacy, has the effect of reducing the return on such Bank's or the Agent's Note to a level below that which such Bank or the Agent could have achieved but for such adoption, change or compliance (taking into consideration such Bank's or the Agent's then existing policies with respect to capital adequacy and assuming full utilization of such entity's capital) by any amount deemed by such Bank or (as the case may be) the Agent to be material, then such Bank or the Agent may notify the Borrower of such fact. To the extent that the amount of such reduction in the return on capital is not reflected in the Base Rate, the Borrower agrees to pay such Bank or (as the case may be) the Agent for the amount of such reduction in the return on capital as and when such reduction is determined upon presentation by such Bank or (as the case may be) the Agent of a certificate referred to below in this ss.3.4. Each Bank shall allocate such cost increases among its customers in good faith and on an equitable basis. A certificate setting forth any additional amounts payable pursuant to this ss.3.4 explaining in reasonable detail the basis upon which of such amounts which are due, submitted by any Bank or the Agent to the Borrower, shall be conclusive, absent manifest error, that such amounts are due and owing

         3.5. INTEREST AFTER DEFAULT. Upon the occurrence of and during the continuance of an Event of Default, principal and (to the extent permitted by applicable law) interest on the Notes and all other overdue amounts payable hereunder or under any of the other Loan Documents shall bear interest compounded quarterly and payable on demand at a rate per annum equal to two percent (2%) per annum above the interest rate otherwise applicable until such amount shall be paid in full (after as well as before any judgment).

                           4. SECURITY AND GUARANTIES.

         4.1. SECURITY OF BORROWER. The Obligations shall be secured by a perfected priority security interest (subject to the terms of the Intercreditor Creditor Agreement, liens on collateral securing reimbursement obligations in respect of the Real Estate Letter of Credit, and liens entitled to priority under applicable law) in all of the assets of the Borrower, whether now owned or hereafter acquired, pursuant to the terms of the Security Documents to which the Borrower is a party.

         4.2. GUARANTIES AND SECURITY OF SUBSIDIARIES. The Obligations shall also be guaranteed pursuant to the terms of the Guaranty. The obligations of the

Borrower's Subsidiaries under the Guaranty shall be in turn secured by a perfected priority security interest (subject to the Intercreditor Agreement, liens on collateral securing reimbursement obligations in respect of the Real Estate Letter of Credit, and liens entitled to priority under applicable law) in all of the assets of each such Subsidiary, whether now owned or hereafter acquired, pursuant to the terms of the Security Documents to which such Subsidiary is a party.

         4.3. INTERCREDITOR AGREEMENT. The Obligations and the obligations of the Borrower's Subsidiaries under the Guaranty shall be subordinated upon the terms of the Intercreditor Agreement. The security interests and mortgages granted pursuant to the Security Documents shall be junior, upon the terms of the Intercreditor Agreement, to the security interests and mortgages granted by the Borrower and its Subsidiaries to secure the Senior Debt Facility.

                       5. REPRESENTATIONS AND WARRANTIES.

         The Borrower represents and warrants to the Banks and the Agent as follows:

         5.1. ORGANIZATION, GOOD STANDING, ETC. Each of the Borrower and its Subsidiaries (i) is a corporation, limited liability company or limited partnership duly organized, validly existing and in good standing under the laws of the state of its organization, (ii) has all requisite power and authority to conduct its business as now conducted and as presently contemplated and to execute and deliver each Loan Document to which it is a party, and to consummate the transactions contemplated thereby, and (iii) is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary, except to the extent that failure to be so qualified or in good standing would not have a Material Adverse Effect.

         5.2. CAPITALIZATION. Set forth on SCHEDULE 5.2 is a complete and accurate description of the authorized Capital Stock of the Borrower, by class, and, as of the Closing Date, a description of the number of shares of each such class that are issued and outstanding. All such shares have been validly issued and, as of the Closing Date, are fully paid, non-assessable shares, free of preemptive rights or other similar rights suffered or permitted by the Borrower. Other than as described on SCHEDULE 5.2, (i) there are no subscriptions, options, warrants, rights to subscribe for, or calls or commitments relating to any shares of the Borrower's Capital Stock, including any right of conversion or exchange under any outstanding security or other instrument, (ii) the Borrower is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its Capital Stock or any security convertible into or exchangeable for any of its Capital Stock, and (iii) there are no agreements or arrangements under which the Borrower or any of its Subsidiaries is obligated to register the sale of any of their securities under the Securities Act.

         5.3. AUTHORIZATION, ETC. The execution, delivery and performance by each the Borrower or any of its Subsidiaries of each Loan Document to which it is or will be a party, (i) have been duly authorized by all necessary action,
(ii) do not and will not contravene its charter or by-laws, its limited liability company or operating agreement or its certificate of partnership or partnership agreement, as applicable, or any applicable law or any contractual restriction binding on or otherwise affecting it or any of its properties, (iii) do not and will not result in or require the creation of any Lien (other than pursuant to any Loan Document) upon or with respect to any of its properties, and (iv) do not and will not result in any suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to its operations or any of its properties.

         5.4. GOVERNMENTAL APPROVALS. No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority is required in connection with the due execution, delivery and performance by the Borrower or any of its Subsidiaries of any Loan Document to which it is or will be a party.

         5.5. ENFORCEABILITY OF LOAN DOCUMENTS. This Agreement is, and each other Loan Document to which the Borrower or any of its Subsidiaries is or will be a party, when delivered hereunder, will be, a legal, valid and binding obligation of such Person, enforceable against such Person in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws.

         5.6. SUBSIDIARIES. SCHEDULE 5.6 sets forth a complete and correct description of the name, jurisdiction of incorporation and ownership of the outstanding Capital Stock of such Subsidiaries of the Borrower in existence on the date hereof. All of the issued and outstanding shares of Capital Stock of such Subsidiaries have been validly issued and are fully paid and nonassessable, and the holders thereof are not entitled to any preemptive, first refusal or other similar rights. Except as indicated on SCHEDULE 5.6, all such Capital Stock is owned by the Borrower or one or more of its wholly-owned Subsidiaries, free and clear of all Liens. There are no outstanding debt or equity securities of the Borrower or any of its Subsidiaries and no outstanding obligations of the Borrower or any of its Subsidiaries convertible into or exchangeable for, or warrants, options or other rights for the purchase or acquisition from the Borrower or any of its Subsidiaries, or other obligations of any Subsidiary to issue, directly or indirectly, any shares of Capital Stock of any Subsidiary of the Borrower.

         5.7. LITIGATION. Except as set forth in SCHEDULE 5.7, there is no pending or, to the knowledge of the Borrower or any of its Subsidiaries, threatened action, suit or proceeding affecting the Borrower or any of its Subsidiaries before any court or other Governmental Authority or any arbitrator that (i) if adversely determined, could have a Material Adverse Effect or (ii) relates to this Agreement, the Notes or any other Loan Document or any transaction contemplated hereby or thereby.

         5.8. FINANCIAL CONDITION.

         (a) The Financial Statements, copies of which have been delivered to the Agent and the Banks, fairly present the consolidated financial condition of the Borrower and its Subsidiaries as at the respective dates thereof and the consolidated results of operations of the Borrower and its Subsidiaries for the fiscal periods ended on such respective dates, all in accordance with GAAP, and since April 2, 2000 no event or development has occurred that has had or could have a Material Adverse Effect.

         (b) The Borrower has heretofore furnished to the Banks (A) projected quarterly balance sheets and statements of cash flows and monthly income statements of the Borrower and its Subsidiaries for the period from April 3, 2000, through April 1, 2001, and (B) projected annual balance sheets, income statements and statements of cash flows of the Borrower and its Subsidiaries for the Fiscal Years ending in 2002 through 2005, in each case as updated from time to time pursuant to ss.6.3(V). Such projections, as so updated, are believed by the Borrower at the time furnished to be reasonable, have been prepared on a reasonable basis and in good faith by the Borrower, and have been based on assumptions believed by the Borrower to be reasonable at the time made and upon the best information then reasonably available to the Borrower, and the Borrower is not aware of any facts or information that would lead it to believe that such projections, as so updated, are incorrect or misleading in any material respect.

         5.9. COMPLIANCE WITH LAW, ETC. Neither the Borrower or any of its Subsidiaries is in violation of its organizational documents, any law, rule, regulation, judgment or order of any Governmental Authority applicable to it or any of its property or assets, or any material term of any agreement or instrument (including, without limitation, any Material Contract) binding on or otherwise affecting it or any of its properties, and no default or event of default has occurred and is continuing under any such agreement or instrument except where such violation of an agreement or instrument is not reasonably likely to result in a Material Adverse Effect.

         5.10. ERISA. Except as set forth on SCHEDULE 5.10, (i) each Employee Plan is in substantial compliance with ERISA and the Code, (ii) no Termination Event has occurred nor is reasonably expected to occur with respect to any Employee Plan, (iii) the most recent annual report (Form 5500 Series) with respect to each Employee Plan, including any required Schedule B (Actuarial Information) thereto, copies of which have been filed with the Internal Revenue Service and delivered to the Agent, is complete and correct and fairly presents the funding status of such Employee Plan, and since the date of such report there has been no material adverse change in such funding status, (iv) no Employee Plan had an accumulated or waived funding deficiency or permitted decreases which would create a deficiency in its funding standard account or has applied for an extension of any amortization period within the meaning of
Section 412 of the Code at any
time during the previous 60 months, and (v) no Lien imposed under the Code or ERISA exists or is likely to arise on account of any Employee Plan within the meaning of Section 412 of the Code at any time during the previous 60 months. Except as set forth on SCHEDULE 5.10, none of the Borrower, its Subsidiaries or any of their ERISA Affiliates have incurred any withdrawal liability under ERISA with respect to any Multiemployer Plan, or are aware of any facts indicating that the Borrower, its Subsidiaries or any of their ERISA Affiliates may in the future incur any such withdrawal liability. Except as required by Section 4980B of the Code, none of the Borrower, its Subsidiaries or any of their ERISA Affiliates maintains an employee welfare benefit plan (as defined in Section 3(1) of ERISA) which provides health or welfare benefits (through the purchase of insurance or otherwise) for any retired or former employee of the Borrower, any of its Subsidiaries or any of its ERISA Affiliates or coverage after a participant's termination of employment. Neither the Borrower nor any of its Subsidiaries or any of their ERISA Affiliates has incurred any liability or obligation under the Worker Adjustment and Retraining Notification Act ("WARN") or similar state law, which remains unpaid or unsatisfied.

         5.11. TAXES, ETC. All federal, state and local tax returns and other reports required by applicable law to be filed by the Borrower or any of its Subsidiaries have been filed, or extensions have been obtained, and all taxes, assessments and other governmental charges imposed upon such Person or any property of such Person and which have become due and payable on or prior to the date hereof have been paid, except to the extent contested in good faith by proper proceedings which stay the imposition of any penalty, fine or Lien resulting from the non-payment thereof and with respect to which adequate reserves have been set aside for the payment thereof.

         5.12. REGULATION U. Neither the Borrower nor any of its Subsidiaries is or will be engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations T, U or X).

         5.13. NATURE OF BUSINESS. Neither the Borrower nor any of its Subsidiaries is engaged in any business other than the sales, marketing, franchising and provision of industrial staffing services.

         5.14. ADVERSE AGREEMENTS, ETC. Neither the Borrower nor any of its Subsidiaries is a party to any agreement or instrument, or subject to any charter, limited liability company agreement, partnership agreement or other corporate, partnership or limited liability company restriction or any judgment, order, regulation, ruling or other requirement of a court or other Governmental Authority, which has, or is reasonably likely to have, a Material Adverse Effect.

         5.15. PERMITS, ETC. Each of the Borrower and each of its Subsidiaries has, and is in compliance with, all permits, licenses, authorizations, approvals, entitlements and accreditations (collectively, "PERMITS") required for such Person lawfully to own, lease, manage or operate, or to acquire, each business currently owned, leased, managed or operated, or to be acquired, by such Person. No condition exists or event has occurred which, in itself or with the giving of notice or lapse of time or both, would result in the suspension, revocation, impairment, forfeiture or non-renewal of any such Permit, and there is no claim that any thereof is not in full force and effect, except to the extent that the loss of such Permit is not reasonably likely to have a Material Adverse Effect.

         5.16. PROPERTIES. Each of the Borrower and each of its Subsidiaries has good and marketable title to, or valid leasehold interests in, all property and assets material to its business, free and clear of all Liens except Permitted Liens. The properties are in good working order and condition, ordinary wear and tear excepted. SCHEDULE 5.16 sets forth a complete and accurate list as of the Closing Date of the location, by state and street address, of all real property owned or leased by the Borrower or its Subsidiaries. As of the Closing Date, each of the Borrower and each of its Subsidiaries has valid leasehold interests in the Leases described on SCHEDULE 5.16 to which it is a party. SCHEDULE 5.16 sets forth with respect to each such Lease, the commencement date, termination date, renewal options (if any) and annual base rents. Each such Lease is valid and enforceable in accordance with its terms in all material respects and is in full force and effect. No consent or approval of any landlord or other third party in connection with any such Lease is necessary for the Borrower or any of its Subsidiaries to enter into and execute the Loan Documents to which it is a party, except as set forth on SCHEDULE 5.16. To the knowledge of the Borrower or any of its Subsidiaries, no other party to any such Lease is in default of its obligations thereunder, and neither of the Borrower or any of its Subsidiaries (or any other party to any such Lease) has at any time delivered or received any notice of default which remains uncured under any such Lease and, as of the Closing Date, no event has occurred which, with the giving of notice or the passage of time or both, would constitute a default under any such Lease, in each case other than in respect of Leases the termination of which would not be reasonably likely to have a Material Adverse Effect.

         5.17. FULL DISCLOSURE. Each of the Borrower and its Subsidiaries has disclosed to the Agent all agreements, instruments and corporate or other restrictions to which it is subject, and all other matters known to it, that, individually or in the aggregate, could result in a Material Adverse Effect. None of the other reports, financial statements, certificates or other information furnished by or on behalf of the Borrower or any of its Subsidiaries to the Agent in connection with the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which it was made, not misleading; PROVIDED that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time. There is no contingent liability or fact that may have a Material Adverse Effect which has not been set forth in a footnote included in the Financial Statements or a schedule hereto.

         5.18. OPERATING LEASE OBLIGATIONS. On the Closing Date, neither the Borrower nor any of its Subsidiaries has any obligations as lessee for the payment of rent for any real or personal property other than the Operating Lease Obligations set forth on SCHEDULE 5.18.

         5.19. ENVIRONMENTAL MATTERS. Except as set forth on SCHEDULE 5.19, (i) the operations of each of the Borrower and its Subsidiaries are in compliance with Environmental Laws, except for any such non-compliance that could not have a Material Adverse Effect; (ii) there has been no Release at any of the properties owned or operated by the Borrower or any of its Subsidiaries or a predecessor in interest, or at any disposal or treatment facility which received Hazardous Materials generated by the Borrower or any of its Subsidiaries or any predecessor in interest which could have a Material Adverse Effect; (iii) no Environmental Action has been asserted against the Borrower or any of its Subsidiaries or any predecessor in interest nor does the Borrower or any of its Subsidiaries have knowledge or notice of any threatened or pending Environmental Action against such Person or any predecessor in interest which could have a Material Adverse Effect; and (iv) to the best knowledge of the Borrower, no Environmental Actions have been asserted against any facilities that may have received Hazardous Materials generated by the Borrower or any of its Subsidiaries or any predecessor in interest which could have a Material Adverse Effect.

         5.20. INSURANCE. Each the Borrower and its Subsidiaries keeps its property adequately insured and maintains (i) insurance to such extent and against such risks, including fire, as is customary with companies in the same or similar businesses, (ii) workmen's compensation insurance in the amount required by applicable law, (iii) public liability insurance, which shall include product liability insurance, in the amount customary with companies in the same or similar business against claims for personal injury or death on properties owned, occupied or controlled by it, and (iv) such other insurance as may be required by law or as may be reasonably required by the Agent (including, without limitation, against larceny, embezzlement or other criminal misappropriation). SCHEDULE 5.20 sets forth a list of all insurance maintained by the Borrower and its Subsidiaries on the Closing Date.

         5.21. SOLVENCY. After giving effect to the transactions contemplated by this Agreement, each of the Borrower and each of its Subsidiaries is, and the Borrower and its Subsidiaries on a consolidated basis are, Solvent.

         5.22. LOCATION OF BANK ACCOUNTS. SCHEDULE 5.22 sets forth a complete and accurate list as of the Closing Date of all deposit, checking and other bank accounts, all securities and other accounts maintained with any broker dealer and all other similar accounts maintained by the Borrower and its Subsidiaries, together with a description thereof (i.e., the bank or broker dealer at which such deposit or other account is maintained and the account number and the purpose thereof).

         5.23. INTELLECTUAL PROPERTY. Except as set forth on SCHEDULE 5.23, each of the Borrower and each of its Subsidiaries owns or licenses or otherwise has the right to use all licenses, permits, patents, patent applications, trademarks, trademark applications, service marks, tradenames, copyrights, copyright applications, franchises, authorizations and other intellectual property rights that are necessary for the operations of its businesses, without infringement upon or conflict with the rights of any other Person with respect thereto, except for such infringements and conflicts which, individually or in the aggregate, could not have a Material Adverse

Effect. Set forth on SCHEDULE 5.23 is a complete and accurate list as of the Closing Date of all such material licenses, permits, patents, patent applications, trademarks, trademark applications, service marks, tradenames, copyrights, copyright applications, franchises, authorizations and other intellectual property rights of the Borrower and its Subsidiaries. No slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by any of the Borrower or its Subsidiaries infringes upon or conflicts with any rights owned by any other Person, and no claim or litigation regarding any of the foregoing is pending or threatened, except for such infringements and conflicts which could not have, individually or in the aggregate, a Material Adverse Effect. To the best knowledge of the Borrower, no patent, invention, device, application, principle or any statute, law, rule, regulation, standard or code is pending or proposed, which, individually or in the aggregate, could have a Material Adverse Effect.

         5.24. MATERIAL CONTRACTS. Set forth on SCHEDULE 5.24 is a complete and accurate list as of the Closing Date of all Material Contracts of the Borrower and its Subsidiaries, showing the parties and subject matter thereof and amendments and modifications thereto. Each such Material Contract (i) is in full force and effect and is binding upon and enforceable against each of the Borrower and each of its Subsidiaries that is a party thereto and, to the best knowledge of such Person, all other parties thereto in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting or relating to the enforcement of creditors' rights generally, (ii) has not been otherwise amended or modified except as disclosed in writing to the Agent, and (iii) is not in default due to the action of the Borrower or any of its Subsidiaries or, to the best knowledge of such Person, any other party thereto.

         5.25. HOLDING COMPANY AND INVESTMENT COMPANY ACTS. Neither the Borrower nor any of its Subsidiaries is (i) a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935, as amended, or
(ii) an "investment company" or an "affiliated person" or "promoter" of, or "principal underwriter" of or for, an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended.

         5.26. EMPLOYEE AND LABOR MATTERS. There is (a) no unfair labor practice complaint pending or, to the best knowledge of the Borrower, threatened against the Borrower or any of its Subsidiaries before any Governmental Authority and no grievance or arbitration proceeding pending or threatened against the Borrower or any of its Subsidiaries which arises out of or under any collective bargaining agreement which is reasonably likely to have a Material Adverse Effect and (b) no strike, labor dispute, slowdown, stoppage or similar action or grievance pending or threatened against the Borrower or any of its Subsidiaries which is reasonably likely to have a Material Adverse Effect.

         5.27. CUSTOMERS AND SUPPLIERS. There exists (i) no actual or threatened termination, cancellation or limitation of, or modification to or change in, the business relationship between (A) the Borrower or any of its Subsidiaries, on the one hand, and any customer or any group thereof, on the other hand, or (B) the Borrower or any of its Subsidiaries, on the one hand, and any material supplier thereof, on the other hand and, (ii) to the best knowledge of the Borrower, no present state of facts or circumstances that could give rise to or result in any such termination, cancellation, limitation, modification or change, in each case, which is reasonably likely to have a Material Adverse Effect.

         5.28. NO BANKRUPTCY FILING. Neither the Borrower nor any of its Subsidiaries is contemplating either the filing of a petition by it under any state or federal bankruptcy or insolvency laws or the liquidation of all or a major portion of such Person's assets or property, and neither the Borrower nor any of its Subsidiaries has any knowledge of any Person contemplating the filing of any such petition against it.

         5.29. PLACE OF BUSINESS; CHIEF EXECUTIVE OFFICE; LOCATION OF EQUIPMENT.
SCHEDULE 5.29 sets forth a complete and accurate list as of the date hereof of
(A) each place of business of the Borrower and its Subsidiaries, (B) the chief executive office of each such Person and (C) each location at which such Person has any equipment.

         5.30. TRADENAMES. SCHEDULE 5.30 hereto sets forth a complete and accurate list as of the Closing Date of all tradenames used by the Borrower or any of its Subsidiaries.

         5.31. SECURITY INTERESTS. Each Security Agreement creates in favor of the Agent, for the benefit of the Banks, a legal, valid and enforceable security interest in the Collateral secured thereby.

         5.32. SCHEDULES. All of the information which is required to be scheduled to this Agreement is set forth on the schedules attached hereto, is correct and accurate and does not omit to state any information material thereto.

         5.33. REPRESENTATIONS AND WARRANTIES IN DOCUMENTS; NO DEFAULT. All representations and warranties set forth in the Loan Documents are true and correct in all respects at the time as of which such representations were made and on the Closing Date. No Event of Default has occurred and is continuing and no condition exists which constitutes a Default or an Event of Default.

                    6. AFFIRMATIVE COVENANTS OF THE BORROWER.

         The Borrower covenants and agrees that, so long as any Note is
Outstanding:

         6.1. PUNCTUAL PAYMENT. The Borrower will duly and punctually pay or cause to be paid the principal and interest on the Notes and the Agent's fee provided for in this Agreement, all in accordance with the terms of this Agreement and the Notes.

         6.2. INSPECTION OF PROPERTIES AND BOOKS, ETC.

                  6.2.1. GENERAL. No more frequently than once during any twelve-month period, or more frequently as determined by the Agent if an Event of Default shall have occurred and be continuing, upon the request of the Agent, the Borrower shall permit the Banks during normal business hours and the sole cost and expense of the Borrower, through the Agent or any of the Banks' other designated representatives, to visit and inspect any of the properties of the Borrower or any of its Subsidiaries, to examine the books of account of the Borrower and its Subsidiaries (and to make copies thereof and extracts therefrom), and to discuss the affairs, finances and accounts of the Borrower and its Subsidiaries with, and to be advised as to the same by, its and their respective Board of Directors, management and officers.

                  6.2.2. COMMUNICATION WITH ACCOUNTANTS. The Borrower authorizes the Agent and, if accompanied by the Agent, the Banks, to communicate directly with the Borrower's independent certified public accountants and authorizes such accountants to disclose to the Agent and the Banks any and all financial statements and other supporting financial documents and schedules including copies of any management letter with respect to the business, financial condition and other affairs of the Borrower or any of its Subsidiaries. At the request of the Agent, the Borrower shall deliver a letter addressed to such accountants instructing them to comply with the provisions of this ss.6.2.2.

         6.3. REPORTING REQUIREMENTS. The Borrower shall furnish to each Agent and each Bank:

         (i) as soon as available and in any event within 45 days after the end of each fiscal quarter of the Borrower, consolidated and consolidating balance sheets, consolidated and consolidating statements of operations and retained earnings and consolidated and consolidating statements of cash flows of the Borrower and its Subsidiaries as at the end of such quarter, and for the period commencing at the end of the immediately preceding Fiscal Year and ending with the end of such quarter, setting forth in each case in comparative form the figures for the corresponding date or period of the immediately preceding Fiscal Year, all in reasonable detail and certified by an authorized officer of the Borrower as fairly presenting, in all material respects, the financial position of the Borrower and its Subsidiaries as of the end of such quarter and the results of operations and cash flows of the Borrower and its Subsidiaries for such quarter, in accordance with GAAP applied in a manner consistent with that of the most recent audited financial statements of the Borrower and its Subsidiaries furnished to the Banks, subject to normal year-end adjustments;

         (ii) as soon as available, and in any event within 90 days after the end of each Fiscal Year consolidated and consolidating balance sheets, consolidated and consolidating statements of operations and retained earnings and consolidated and consolidating statements of cash flows of the Borrower and its Subsidiaries as at the end of such Fiscal Year, setting forth in comparative form the corresponding figures for the immediately preceding Fiscal Year, all in reasonable detail and prepared in accordance with GAAP, and accompanied by a report and an unqualified opinion, prepared in accordance with generally accepted auditing standards, of independent certified public accountants of recognized standing selected by the Borrower and satisfactory to the Agent (which opinion shall be without (A) a "going concern" or like qualification or exception, (B) any qualification or exception as to the scope of such audit or (C) any qualification which relates to the treatment or classification of any item and which, as a condition to the removal of such qualification, would require an adjustment to such item, the effect of which would be to cause any noncompliance with the provisions of ss.8, together with a written statement of such accountants (1) to the effect that, in making the examination necessary for their certification of such financial statements, they have not obtained any knowledge of the existence of an Event of Default or a Default and (2) if such accountants shall have obtained any knowledge of the existence of an Event of Default or such Default, describing the nature thereof;

         (iii) as soon as available, and in any event within 30 days of the end of each fiscal month of the Borrower and its Subsidiaries internally prepared consolidated and consolidating balance sheets, consolidated and consolidating statements of operations and consolidated and consolidating statements of cash flows for such fiscal month of the Borrower and its Subsidiaries for such fiscal month and for the period from the beginning of such Fiscal Year to the end of such fiscal month, all in reasonable detail and certified by an authorized officer of the Borrower as fairly presenting, in all material respects, the financial position of the Borrower and its Subsidiaries as of the end of such fiscal month and the results of operations and cash flows of the Borrower and its Subsidiaries for such fiscal month, in accordance with GAAP applied in a manner consistent with that of the most recent audited financial statements furnished to the Banks, subject to normal year-end adjustments;

         (iv) simultaneously with the delivery of the financial statements of the Borrower required by clauses (i), (ii) and (iii) of this ss.6.3, a certificate of an authorized officer of the Borrower (A) stating that such Person has reviewed the provisions of this Agreement and the other Loan Documents and has made or caused to be made under his or her supervision a review of the condition and operations of the Borrower and its Subsidiaries during the period covered by such financial statements with a view to determining whether the Borrower and its Subsidiaries were in compliance with all of the provisions of such Loan Documents at the times such compliance is required by the Loan Documents, and that such review has not disclosed, and such Person has no knowledge of, the existence during such period of an Event of Default or Default or, if an Event of Default or Default existed, describing the nature and period of existence thereof and the action which the Borrower and its Subsidiaries propose to take or have taken with respect thereto and (B) attaching a schedule showing the calculations specified in ss.8;

         (v) as soon as available and in any not later than Thursday of each week (or, in the case of the Borrowing Base Certificate (as defined in the Senior Financing

Agreement) if requested by the Agents under and as defined in the Senior Financing Agreement, each Business Day), (A) a Borrowing Base Certificate (as defined in the Senior Financing Agreement), current as of the close of business on the Friday of the immediately preceding week (or, in the case of a daily Borrowing Base Certificate (as defined in the Senior Financing Agreement), the preceding Business Day), supported by schedules showing the derivation thereof and containing such detail and other information as any Agent may request from time to time provided, that (x) the Borrowing Base set forth in the Borrowing Base Certificate (as defined in the Senior Financing Agreement) shall be effective from and including the date such Borrowing Base Certificate (as defined in the Senior Financing Agreement) is duly received by the Agent but not including the date on which a subsequent Borrowing Base Certificate (as defined in the Senior Financing Agreement) is received by the Agent, unless the Agent disputes the eligibility of any property for inclusion in the calculation of the Borrowing Base (as defined in the Senior Financing Agreement) or the valuation thereof by notice of such dispute to the Borrower and (y) in the event of any dispute about the eligibility of any property for inclusion in the calculation of the Borrowing Base (as defined in the Senior Financing Agreement) or the valuation thereof, the Agent's good faith judgment shall control, (B) a listing of all accrued and unpaid payroll of the Borrower and its Subsidiaries as of the close of business on Friday of the immediately preceding week, and (C) a listing of all unbilled Accounts Receivable (as defined in the Senior Financing Agreement) as of the close of business on Friday of the immediately preceding week;

         (vi) (A) on or before March 1st of each year, financial projections supplementing and superseding the financial projections for such period referred to in ss.5.8(b), prepared on a monthly basis and otherwise in form and substance satisfactory to the Agent, for the immediately succeeding Fiscal Year for the Borrower and its Subsidiaries and (B) on or before the 45th day of each fiscal quarter, financial projections supplementing and superseding the financial projections for such period referred to in ss.5.8(b), prepared on a monthly basis and otherwise in form and substance satisfactory to the Agent, for each remaining quarterly period in such Fiscal Year, all such financial projections to be reasonable, to be prepared on a reasonable basis and in good faith, and to be based on assumptions believed by the Borrower to be reasonable at the time made and from the best information then available to the Borrower;

         (vii) promptly after submission to any Governmental Authority, all documents and information furnished to such Governmental Authority in connection with any investigation of the Borrower or any of its Subsidiaries other than routine inquiries by such Governmental Authority;

         (viii) as soon as possible, and in any event within 3 Business Days after the occurrence of an Event of Default or Default or the occurrence of any event or development that could have a Material Adverse Effect, the written statement of an authorized officer of the Borrower setting forth the details of such Event of Default, Default, other event or Material Adverse Effect and the action which the Borrower and its Subsidiaries propose to take with respect thereto;

         (ix) (A) as soon as possible and in any event (1) within 10 days after the Borrower, any of its Subsidiaries or any ERISA Affiliate thereof knows or has reason to know that any Termination Event described in clause (i) of the definition of Termination Event with respect to any Employee Plan has occurred,
(2) within 10 days after the Borrower, any of its Subsidiaries or any ERISA Affiliate thereof knows or has reason to know that any other Termination Event with respect to any Employee Plan has occurred, or (3) within 10 days after the Borrower, any of its Subsidiaries or any ERISA Affiliate thereof knows or has reason to know that an accumulated funding deficiency has been incurred or an application has been made to the Secretary of the Treasury for a waiver or modification of the minimum funding standard (including installment payments) or an extension of any amortization period under Section 412 of the Code with respect to an Employee Plan, a statement of an authorized officer of the Borrower setting forth the details of such occurrence and the action, if any, which the Borrower, such Subsidiary or such ERISA Affiliate proposes to take with respect thereto, (B) promptly and in any event within three days after receipt thereof by the Borrower, any of its Subsidiaries or any ERISA Affiliate thereof from the PBGC, copies of each notice received by the Borrower, any of its Subsidiaries or any ERISA Affiliate thereof of the PBGC's intention to terminate any Plan or to have a trustee appointed to administer any Plan, (C) promptly and in any event within 10 days after the filing thereof with the Internal Revenue Service if requested by the Agent, copies of each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) with respect to each Employee Plan and Multiemployer Plan, (D) promptly and in any event within 10 days after the Borrower, any of its Subsidiaries or any ERISA Affiliate thereof knows or has reason to know that a required installment within the meaning of Section 412 of the Code has not been made when due with respect to an Employee Plan, (E) promptly and in any event within three days after receipt thereof by the Borrower, any of its Subsidiaries or any ERISA Affiliate thereof from a sponsor of a Multiemployer Plan or from the PBGC, a copy of each notice received by the Borrower, any of its Subsidiaries or any ERISA Affiliate thereof concerning the imposition or amount of withdrawal liability under Section 4202 of ERISA or indicating that such Multiemployer Plan may enter reorganization status under Section 4241 of ERISA, and (F) promptly and in any event within 10 days after the Borrower, any of its Subsidiaries or any ERISA Affiliate thereof send notice of a plant closing or mass layoff (as defined in WARN) to employees, copies of each such notice sent by the Borrower, such Subsidiary or such ERISA Affiliate thereof;

         (x) promptly after the commencement thereof but in any event not later than 5 days after service of process with respect thereto on, or the obtaining of knowledge thereof by, the Borrower or any of its Subsidiaries, notice of each action, suit or proceeding before any court or other Governmental Authority or other regulatory body or any arbitrator which, if adversely determined, could have a Material Adverse Effect;

         (xi) as soon as possible and in any event within 10 days after execution, receipt or delivery thereof, copies of any material notices that the Borrower or any of its Subsidiaries executes or receives in connection with any Material Contract;

         (xii) promptly after the sending or filing thereof, copies of all statements, reports and other information the Borrower or any of its Subsidiaries sends to any holders of its Indebtedness or its securities or files with the SEC or any national (domestic or foreign) securities exchange;

         (xiii) promptly upon receipt thereof, copies of all financial reports (including, without limitation, management letters), if any, submitted to the Borrower or any of its Subsidiaries by its auditors in connection with any annual or interim audit of the books thereof;

         (xiv) upon request of the Agent, such evidence as the Agent may reasonably request of (A) the payment of any payroll taxes required to be paid by the Borrower or any of its Subsidiaries and (B) the amount of workers' compensation insurance coverage of the Borrower and its Subsidiaries and the amount of any accrued and unpaid insurance premiums with respect thereto;

         (xv) simultaneously with any disclosure to the Senior Lenders, the Borrower shall furnish to the Banks and the Agent all financial information disclosed to the Senior Lenders pursuant to the Senior Debt Documents; and

         (xvi) promptly upon request, such other information concerning the condition or operations, financial or otherwise, of the Borrower or any of its Subsidiaries as the Agent may from time to time may reasonably request.

         6.4. ADDITIONAL SUBSIDIARIES. The Borrower will cause each Subsidiary created, acquired or existing on or after the Closing Date to execute and deliver to the Agent, for the benefit of the Agent and the Banks, promptly and in any event within 3 days after the creation, acquisition or change in status thereof (a) a Guaranty (or an Instrument of Adherence to the Guaranty executed on the Closing Date), and (b) further Security Documents or other instruments and documents as the Agent may reasonably require in order to grant to the Agent a perfected security interest in such Subsidiary's assets (subject to the Intercreditor Agreement), together with legal opinions in form and substance reasonably satisfactory to the Agent to be delivered to the Agent and the Banks opining as to the authorization, validity and enforceability of such Guaranty or Instrument of Adherence and Security Documents and (as to the applicable Security Documents) the perfection of such security interests.

         6.5. COMPLIANCE WITH LAWS, ETC. The Borrower will comply, and will cause each of its Subsidiaries to comply, in all material respects with all applicable laws, rules, regulations and orders (including, without limitation, all Environmental Laws), such compliance to include, without limitation, (i) paying before the same become delinquent all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or upon any of its properties, and (ii) paying all lawful claims which if unpaid might become a Lien or charge upon any of its properties, except, in either case, to the extent contested in good faith by proper proceedings which stay the imposition of any penalty, fine or Lien resulting from the non-payment thereof and with respect to which adequate reserves have been set aside for the payment thereof.

         6.6. PRESERVATION OF EXISTENCE, ETC. The Borrower will maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, its existence, rights and privileges, and become or remain duly qualified and in good standing in each jurisdiction in which the character of the properties owned or leased by the Borrower or such Subsidiary or in which the transaction of such Person's business makes such qualification necessary.

         6.7. KEEPING OF RECORDS AND BOOKS OF ACCOUNT. The Borrower will keep, and will cause each of its Subsidiaries to keep, adequate records and books of account, with complete entries made in accordance with GAAP.

         6.8. MAINTENANCE OF PROPERTIES, ETC. The Borrower will maintain and preserve, and will cause each of its Subsidiaries to maintain and preserve, all of its properties which are necessary or useful in the proper conduct of its business in good working order and condition, ordinary wear and tear excepted, and will comply, and will cause each of its Subsidiaries to comply at all times with the provisions of all material leases to which such Person is a party as lessee or under which each of them occupies property, so as to prevent any loss or forfeiture thereof or thereunder.

         6.9. MAINTENANCE OF INSURANCE. The Borrower will maintain, and will cause each of its Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations (including, without limitation, comprehensive general liability, hazard, rent and business interruption insurance) with respect to such Person's properties (including all real properties leased or owned by such Person) and business, in such amounts and covering such risks as is required by any Governmental Authority having jurisdiction with respect thereto or as is carried generally in accordance with sound business practice by companies in similar businesses similarly situated and in any event in amount, adequacy and scope reasonably satisfactory to the Agent. All policies covering the Collateral are to be in accordance with the terms of the Security Agreements. If the Borrower or any of its Subsidiaries fail to maintain such insurance, the Agent may arrange for such insurance, but at the Borrower's expense and without any responsibility on the Agent's part for obtaining the insurance, the solvency of the insurance companies, the adequacy of the coverage, or the collection of claims. Upon the occurrence of an Event of Default, the Agent shall have the sole right, in the name of the Banks, the Borrower and its Subsidiaries, to file claims under any insurance policies, to receive, receipt and give acquittance for any payments that may be payable thereunder, and to execute any and all endorsements, receipts, releases, assignments, reassignments or other documents that may be necessary to effect the collection, compromise or settlement of any claims under any such insurance policies.

         6.10. OBTAINING OF PERMITS, ETC. The Borrower will (a) obtain, maintain and preserve, and cause each of its Subsidiaries to obtain, maintain and preserve, all Permits which are necessary or useful in the proper conduct of its business and become or remain, and (ii) cause each of its Subsidiaries to become or remain, duly qualified and in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary, except in either case of (i) or (ii), where the failure to obtain, maintain or preserve such Permit is not reasonably likely to have a Material Adverse Effect.

         6.11. ENVIRONMENTAL. The Borrower will (i) keep any property either owned or operated by the Borrower or any of its Subsidiaries free of any Environmental Liens; (ii) comply, and cause its Subsidiaries to comply, in all material respects with Environmental Laws and provide to the Agent documentation of such compliance which the Agent reasonably requests; (iii) promptly notify the Agent of any Release of a Hazardous Material in excess of any reportable quantity from or onto property owned or operated by the Borrower or any of its Subsidiaries and take any Remedial Actions required to abate said Release; (iv) promptly provide the Agent with written notice within 10 days of the receipt of any of the following: (A) notice that an Environmental Lien has been filed against any property of the Borrower or any of its Subsidiaries; (B) commencement of any Environmental Action or notice that an Environmental Action will be filed against the Borrower or any of its Subsidiaries; and (C) notice of a violation, citation or other administrative order which could have a Material Adverse Effect and (v) defend, indemnify and hold harmless the Agent and the Banks and their transferees, and their respective employees, agents, officers and directors (in the absences of their gross negligence or willful misconduct as finally determined by a court of competent jurisdiction), from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs or expenses (including, without limitation, attorney and consultant fees, investigation and laboratory fees, court costs and litigation expenses) arising out of (A) the presence, disposal, release or threatened release of any Hazardous Materials on any property at any time owned or occupied by the Borrower or any of its Subsidiaries (or its respective predecessors in interest or title), (B) any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to such Hazardous Materials, (C) any investigation, lawsuit brought or threatened, settlement reached or government order relating to such Hazardous Materials and/or (D) any violation of any Environmental Law.

         6.12. CHANGE IN COLLATERAL; COLLATERAL RECORDS. The Borrower will (i) give the Agent not less than 20 days prior written notice of any change in the location of any Collateral, other than to locations set forth on Schedule 6.12 and with respect to which the Agent has filed financing statements and otherwise fully perfected its Liens thereon, (ii) advise the Agent promptly, in sufficient detail, of any material adverse change relating to the type, quantity or quality of the Collateral or the Lien granted thereon and (iii) execute and deliver, and will cause each of its Subsidiaries to execute and deliver, to the Agent for the benefit of the Banks from time to time, solely for the Agent's convenience in maintaining a record of Collateral, such written statements and schedules as the Agent may reasonably require, designating, identifying or describing the Collateral.

         6.13. LANDLORD WAIVERS; COLLATERAL ACCESS AGREEMENTS. The Borrower will use best efforts to obtain at the time the Borrower or any of its Subsidiaries enters into a lease for real property not occupied on the Closing Date or delivers possession of Collateral to Persons that did not have possession of Collateral on the Closing Date a landlord's waiver from the landlord of such real property (which waiver may be contained in such lease) or a collateral access agreement from the Person that has possession of such Collateral, in form and substance reasonably satisfactory to the Agent.

         6.14. SUBORDINATION. The Borrower will cause all Indebtedness and other obligations now or hereafter owed by the Borrower to any of its Affiliates, to be subordinated in right of payment and security to the Obligations in accordance with a subordination agreement in form and substance satisfactory to the Agent.

         6.15. AFTER ACQUIRED REAL PROPERTY. Upon the acquisition by any the Borrower or any of its Subsidiaries after the date hereof of any interest (whether fee or leasehold) in any real property (wherever located) (each such interest being an "AFTER ACQUIRED PROPERTY") (x) with a Current Value (as defined below) in excess of $250,000 in the case of a fee interest, or (y) requiring the payment of annual rent exceeding in the aggregate $200,000 in the case of leasehold interest, immediately so notify the Agent, setting forth with specificity a description of the interest acquired, the location of the real property, any structures or improvements thereon and either an appraisal or the Borrower's or such Subsidiary's good-faith estimate of the current value of such real property (for purposes of this Section, the "CURRENT VALUE"). The Agent shall notify the Borrower or such Subsidiary whether it intends to require a mortgage and the other documents referred to below or in the case of leasehold, a leasehold mortgage or landlord's waiver (pursuant to ss.6.13). Upon receipt of such notice requesting a mortgage, the Person which has acquired such After Acquired Property shall immediately furnish to the Agent the following, each in form and substance satisfactory to the Agent: (i) a mortgage with respect to such real property and related assets located at the After Acquired Property, each duly executed by such Person and in recordable form; (ii) evidence of the recording of the mortgage referred to in clause (i) above in such office or offices as may be necessary or, in the opinion of the Agent, desirable to create and perfect a valid and enforceable priority lien (subject to the Intercreditor Agreement) on the property purported to be covered thereby or to otherwise protect the rights of the Agent and the Banks thereunder, (iii) a title insurance policy in form and substance acceptable to the Agent, (iv) a survey of such real property, certified to the Agent and to the issuer of the title insurance policy by a licensed professional survey or reasonably satisfactory to the Agent, (v) Phase I environmental assessment reports with respect to such real property, certified to the Agent by a company reasonably satisfactory to the Agent, (vi) in the case of a leasehold interest, a certified copy of the lease between the landlord and such Person with respect to such real property in which such Person has a leasehold interest, and the certificate of occupancy with respect thereto, (vii) in the case of a leasehold interest, an attornment and nondisturbance agreement between the landlord (and any fee mortgagee) with respect to such real property and the Agent, and (viii) such other documents or instruments (including guarantees and opinions of counsel) as the Agent may reasonably require. The

Borrower shall pay all fees and expenses, including reasonable attorneys' fees and expenses, and all title insurance charges and premiums, in connection with their obligations under this ss.6.15.

         6.16. FISCAL YEAR; FISCAL QUARTER. The Borrower will cause the fiscal year and each fiscal quarter of the Borrower and its Subsidiaries to end on the dates set forth in the definitions of Fiscal Year and Fiscal Quarter, respectively, unless the Agent consents to a change in such Fiscal Year or Fiscal Quarter (and appropriate related changes to this Agreement).

         6.17. BORROWING BASE. The Borrower will maintain all revolving credit loans and letter of credit obligations under the Senior Debt Facility in compliance with the then current Borrowing Base (as defined in the Senior Financing Agreement).

         6.18. CASH MANAGEMENT. Within 30 days of the Closing Date, the Borrower shall terminate all existing cash management arrangements with LaSalle Bank National Association or any other Bank.

         6.19. LANDLORD WAIVER. Within 30 days of the Closing Date, the Borrower shall provide to the Agent a landlord waiver, in form and substance satisfactory to the Agent, executed by the landlord with respect to the Borrower's chief executive office located at 1690 South Congress Avenue, Delray Beach, FL 33445.

         6.20. MORTGAGES. Within 30 days after satisfaction of any mortgage on the existing real properties of the Borrower or any of its Subsidiaries (other than in connection with the sale or other disposition of any such real property), the Borrower will deliver to the Agent a mortgage in accordance with ss.6.15 and such other documents as the Agent may reasonably require.

         6.21. FURTHER ASSURANCES. The Borrower will, and will cause each of its Subsidiaries to, cooperate with the Banks and the Agent and execute such further instruments and documents as the Banks or the Agent shall reasonably request to carry out to their satisfaction the transactions contemplated by this Agreement and the other Loan Documents.

                 7. CERTAIN NEGATIVE COVENANTS OF THE BORROWER.

         The Borrower covenants and agrees that, so long as any Note is
Outstanding:

         7.1. LIENS, ETC. The Borrower will not create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist any Lien upon or with respect to any of their properties, whether now owned or hereafter acquired, to file or suffer to exist under the Uniform Commercial Code of The Commonwealth of Massachusetts or any similar law or statute of any jurisdiction, a financing statement (or the equivalent thereof) that names the Borrower or any of its Subsidiaries as debtor, to sign or suffer to exist any security agreement authorizing any secured party thereunder to file such financing statement (or the equivalent thereof), to sell any of its property or assets subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets (including sales of accounts receivable) with recourse to the Borrower or any of its Subsidiaries or assign or otherwise transfer, or permit any of its Subsidiaries to assign or otherwise transfer, any account or other right to receive income, other than Permitted Liens.

         7.2. INDEBTEDNESS. The Borrower will not create, incur, assume, guarantee or suffer to exist, or otherwise become or remain liable with respect to, or permit any of its Subsidiaries to create, incur, assume, guarantee or suffer to exist or otherwise become or remain liable with respect to, any Indebtedness other than Permitted Indebtedness.

         7.3. FUNDAMENTAL CHANGES. The Borrower will not wind-up, liquidate or dissolve or merge, consolidate or amalgamate with any Person, convey, sell, lease or sublease, transfer or otherwise dispose of, whether in one transaction or a series of related transactions, all or any part of its business, property or assets, whether now owned or hereafter acquired, or (agree to do any of the foregoing) or purchase or otherwise acquire, whether in one transaction or a series of related transactions, all or substantially all of the assets of any Person (or any division thereof) (or agree to do any of the foregoing), or permit any of its Subsidiaries to do any of the foregoing; PROVIDED, HOWEVER, that:

         (i) any wholly-owned Subsidiary of the Borrower may be merged into the Borrower or another such wholly-owned Subsidiary of the Borrower, or may consolidate with another such wholly-owned Subsidiary of the Borrower, so long as (A) no other provision of this Agreement would be violated thereby, (B) such wholly-owned Subsidiary of the Borrower gives the Agent at least 30 days prior written notice of such merger or consolidation, (C) no Default or Event of Default shall have occurred and be continuing either before or after giving effect to such transaction, (D) the Banks' rights in any Collateral, including, without limitation, the existence, perfection and priority of any Lien thereon, are not adversely affected by such merger or consolidation and (E) in the case of a merger of 2 or more wholly-owned Subsidiaries of the Borrower, the Borrower shall comply in all respects with ss.6.4 with respect to the surviving Subsidiary, in each case which is in full force and effect on the date of and immediately after giving effect to such merger or consolidation, PROVIDED that, notwithstanding the foregoing, the mergers and/or consolidations set forth on
SCHEDULE 7.3(II) shall not be prohibited; and

         (ii) any of the Borrower and its Subsidiaries may (A) dispose of obsolete or worn-out equipment in the ordinary course of business, (B) sell or otherwise dispose of other property or assets for cash in an aggregate amount not less than the fair market value of such property or assets and (C) sell or otherwise dispose of the real property located at 3348 North Pulaski Road, Chicago IL and at 724-28 West Belvedere Road, Chicago IL, PROVIDED that (x) in the case of clauses (A) and (B) above, the Net Cash Proceeds of such Dispositions do not exceed $250,000 in the aggregate in any twelve-month period and (y) in any case, the Net Cash Proceeds of such Dispositions are used to pay down the Senior Debt Facility in accordance with the terms thereof.

         7.4. CHANGE IN NATURE OF BUSINESS. The Borrower will not make, or permit any of its Subsidiaries to make, any change in the nature of its business as carried on at the date hereof.

         7.5. LOANS, ADVANCES, INVESTMENTS, ETC. The Borrower will not make or commit or agree to make any loan, advance guarantee of obligations, other extension of credit or capital contributions to, or hold or invest in or commit or agree to hold or invest in, or purchase or otherwise acquire or commit or agree to purchase or otherwise acquire any shares of the Capital Stock, bonds, notes, debentures or other securities of, or make or commit or agree to make any other investment in, any other Person, or purchase or own any futures contract or otherwise become liable for the purchase or sale of currency or other commodities at a future date in the nature of a futures contract, or permit any of its Subsidiaries to do any of the foregoing, except for: (i) Investments existing on the date hereof, as set forth on SCHEDULE 7.5 hereto, but not any increase in the amount thereof as set forth in such SCHEDULE 7.5 or any other modification of the terms thereof, (ii) (A) loans, advances and capital contributions by the Borrower to any of Outsource International of America, Inc., a Florida corporation, Outsource Franchising, Inc., a Florida corporation, Guardian Employer East, LLC, a Delaware limited liability company, and Guardian Employer West, LLC, a Delaware limited liability company, and (B) loans and advances by the Borrower or its Subsidiaries to any other Person made in the ordinary course of business and not exceeding in the aggregate for all such Persons at any one time outstanding $1,000,000, and (iii) Permitted Investments.

         7.6. LEASE OBLIGATIONS. The Borrower will not create, incur or suffer to exist, or permit any of its Subsidiaries to create, incur or suffer to exist, any obligations as lessee (i) for the payment of rent for any real or personal property in connection with any sale and leaseback transaction, or (ii) for the payment of rent for any real or personal property under leases or agreements to lease other than (A) Capitalized Lease Obligations which would not cause the aggregate amount of all obligations under Capitalized Leases entered into after the Closing Date owing by the Borrower and its Subsidiaries in any Fiscal Year to exceed the amounts set forth in ss.7.7, and (B) Operating Lease Obligations which would not cause the aggregate amount of all Operating Lease Obligations owing by the Borrower and its Subsidiaries in any calendar month to exceed $100,000.

         7.7. CAPITAL EXPENDITURES. The Borrower will not make or commit or agree to make, or permit any of its Subsidiaries to make or commit or agree to make, any Capital Expenditure (by purchase or Capitalized Lease) that would cause the aggregate amount of all such Capital Expenditures made by the Borrower and their Subsidiaries to exceed $2,000,000 in the Fiscal Year of the Borrower ending April 1, 2001, $4,000,000 in the Fiscal Year of the Borrower ending March 31, 2002, $4,750,000 in the Fiscal Year of the Borrower ending March 30, 2003, and $1,700,000 for the period from April 1, 2003 through the Senior Debt Maturity Date.

         7.8. RESTRICTED PAYMENTS. The Borrower will not, and will not permit any of its Subsidiaries to, (i) declare or pay any dividend or other distribution, direct or indirect, on account of any Capital Stock of the Borrower or any of its Subsidiaries, now or hereafter outstanding, (ii) make any repurchase, redemption, retirement, defeasance, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any Capital Stock of the Borrower or any of its Subsidiaries, now or hereafter outstanding, (iii) make any payment to retire, or to obtain the surrender of, any outstanding warrants, options or other rights for the purchase or acquisition of shares of any class of Capital Stock of the Borrower or any of its Subsidiaries, now or hereafter outstanding, (iv) return any of capital to any shareholders or other equity holders of the Borrower or any of its Subsidiaries, or make any other distribution of property, assets, shares of Capital Stock, warrants, rights, options, obligations or securities thereto as such or (v) pay any management fees or any other fees or expenses (including the reimbursement thereof by the Borrower or any of its Subsidiaries) pursuant to any management, consulting or other services agreement to any of the shareholders or other equityholders of the Borrower or any of its Subsidiaries or other Affiliates, or to any other Subsidiaries or Affiliates of the Borrower or any of its Subsidiaries; PROVIDED, HOWEVER, (i) Subsidiaries of the Borrower may make distributions to the Borrower, (ii) the Borrower may make tax indemnification payments to the original shareholders of the Borrower in the Fiscal Year ended April 1, 2001 in an aggregate amount not to exceed $2,400,000, of which not less than $2,000,000 shall be from the proceeds of equity of the Borrower sold to certain original shareholders of the Borrower; PROVIDED, HOWEVER, that at the election of the Agent which the Agent may and, upon the direction of the Majority Banks, shall make by notice to the Borrower, no such payment provided for in clauses (i) and (ii) above shall be made if an Event of Default shall have occurred and be continuing or would result from the making of any such payment.

         7.9. TRANSACTIONS WITH AFFILIATES. The Borrower will not enter into, renew, extend or be a party to, or permit any of its Subsidiaries to enter into, renew, extend or be a party to any transaction or series of related transactions (including, without limitation, the purchase, sale, lease, transfer or exchange of property or assets of any kind or the rendering of services of any kind) with any Affiliate, except (i) in the ordinary course of business in a manner and to an extent consistent with past practice and necessary or desirable for the prudent operation of its business, for fair consideration and on terms no less favorable to the Borrower or such Subsidiary than would be obtainable in a comparable arm's length transaction with a Person that is not an Affiliate thereof and (ii) transactions among the Borrower and its Subsidiaries.

         7.10. LIMITATIONS ON DIVIDENDS AND OTHER PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES. The Borrower will not create or otherwise cause, incur, assume, suffer or permit to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any of the Subsidiaries of the Borrower (i) to pay dividends or to make any other distribution on any shares of Capital Stock of such Subsidiary owned by the Borrower or any of its Subsidiaries, (ii) to pay or prepay or to subordinate any Indebtedness owed to the Borrower or any of its Subsidiaries, (iii) to make loans or advances to the Borrower or any of its Subsidiaries or (iv) to transfer any of its property or assets to the Borrower or any of its Subsidiaries, or permit any of its Subsidiaries to do any of the foregoing;

PROVIDED, HOWEVER, that nothing in any of clauses (i) through (iv) of this ss.7.10 shall prohibit or restrict:

         (A) this Agreement and the other Loan Documents;

         (B) any agreements in effect on the date of this Agreement and described on SCHEDULE 7.10;

         (C) any applicable law, rule or regulation (including, without limitation, applicable currency control laws and applicable state corporate statutes restricting the payment of dividends in certain circumstances);

         (D) in the case of clause (iv) any agreement setting forth customary restrictions on the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract of similar property or assets; or

         (E) in the case of clause (iv) any holder of a Permitted Lien from restricting on customary terms the transfer of any property or assets subject thereto.

         7.11. LIMITATION ON ISSUANCE OF CAPITAL STOCK. The Borrower will not permit any of its Subsidiaries to issue or sell or enter into any agreement or arrangement for the issuance and sale of any shares of its Capital Stock, any securities convertible into or exchangeable for its Capital Stock or any warrants, except to the Borrower or any of its Subsidiaries.

         7.12. MODIFICATIONS OF INDEBTEDNESS, ORGANIZATIONAL DOCUMENTS AND CERTAIN OTHER AGREEMENTS; ETC. The Borrower will not (i) amend, modify or otherwise change or permit the amendment, modification or other change in any manner of any of the provisions of any Indebtedness (other than Indebtedness of the Borrower and its Subsidiaries under the Senior Debt Facility) of the Borrower or any of its Subsidiaries or of any instrument or agreement (including, without limitation, any purchase agreement, indenture, loan agreement or security agreement) relating to any such Indebtedness if such amendment, modification or change would shorten the final maturity or average life to maturity of, or require any payment to be made earlier than the date originally scheduled on, such Indebtedness, would increase the interest rate applicable to such Indebtedness, or would change the subordination provision, if any, of such Indebtedness, or would otherwise be adverse to the issuer of such Indebtedness in any respect, (ii) except for (A) the Obligations, (B) Capitalized Lease Obligations and purchase money Indebtedness which is prepaid in the ordinary course of business of the Borrower in an aggregate amount not to exceed $75,000, and (C) Indebtedness evidenced by Seller Subordinated Notes which is prepaid in an aggregate amount not to exceed $15,000 per month, make any voluntary or optional payment, prepayment, redemption or other acquisition for value of any Indebtedness of the Borrower or any of its Subsidiaries (including, without limitation, by way of depositing money or securities with the trustee therefor before the date required for the purpose of paying any portion of such Indebtedness when due), or refund, refinance, replace or exchange any other Indebtedness for any such Indebtedness, or make any prepayment, redemption or repurchase of any outstanding Indebtedness as a result of any asset sale, change of control, issuance and sale of debt or equity securities or similar event, or give any notice with respect to any of the foregoing, or (iii) amend, modify or otherwise change their certificate of incorporation or bylaws (or other similar organizational documents), including, without limitation, by the filing or modification of any certificate of designation, or any agreement or arrangement entered into by them, with respect to any of their Capital Stock (including any shareholders' agreement), or enter into any new agreement with respect to any of their Capital Stock except any such amendments, modifications or changes or any such new agreements or arrangements pursuant to this clause (iii) that either individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect.

         7.13. INVESTMENT COMPANY ACT OF 1940. The Borrower will not engage in any business, enter into any transaction, use any securities or take any other action or permit any of its Subsidiaries to do any of the foregoing, that would cause the Borrower or any of its Subsidiaries to become subject to the registration requirements of the Investment Company Act of 1940, as amended, by virtue of being an "investment company" or a company "controlled" by an "investment company" not entitled to an exemption within the meaning of such Act.

         7.14. ENVIRONMENTAL. The Borrower will not permit the use, handling, generation, storage, treatment, release or disposal of Hazardous Materials at any property owned or leased by the Borrower or any of its Subsidiaries except in compliance with Environmental Laws and so long as such use, handling, generation, storage, treatment, release or disposal of Hazardous Materials does not result in a Material Adverse Effect.

         7.15. CERTAIN AGREEMENTS. The Borrower will not agree to any material amendment or other material change to or material waiver of any of its rights under the AASI, the Voting Trust Agreement or any Material Contract.

                     8. FINANCIAL COVENANTS OF THE BORROWER.

         8.1. FIXED CHARGE COVERAGE. The Borrower will not permit the Fixed Charge Coverage Ratio as of the end of each fiscal quarter set forth below to be greater than the applicable ratio set forth below:

                  Fiscal Quarter End                Fixed Charge Coverage Ratio
                  ------------------                ---------------------------
                  July 2, 2000                              0.70 to 1
                  October 1, 2000                           0.81 to 1
                  December 31, 2000                         0.89 to 1
                  April 1, 2001                             0.89 to 1
                  July 1, 2001                              0.88 to 1
                  September 30, 2001                        0.90 to 1
                  December 30, 2001                         0.91 to 1
                  March 31, 2002                            0.92 to 1
                  June 30, 2002                             0.95 to 1
                  September 29, 2002                        0.99 to 1
                  December 29, 2002                         1.03 to 1
                  March 30, 2003                            1.06 to 1

         8.2. CONSOLIDATED EBITDA. The Borrower will not permit Consolidated EBITDA of the Borrower and its Subsidiaries at the end of each fiscal quarter of the Borrower and its Subsidiaries to be less than the applicable amount set forth below:

                  Fiscal Quarter Ending                 Consolidated EBITDA
                  ---------------------                 -------------------
                  July 2, 2000                                $7,784,000
                  October 1, 2000                             $8,968,000
                  December 31, 2000                           $9,588,000
                  April 1, 2001                               $9,608,000
                  July 1, 2001                               $10,092,000
                  September 30, 2001                         $10,808,000
                  December 30, 2001                          $11,496,000
                  March 31, 2002                             $11,888,000
                  June 30, 2002                              $12,080,000
                  September 29, 2002                         $12,367,200
                  December 29, 2002                          $12,619,200
                  March 30, 2003                             $12,760,800

         8.3. LEVERAGE RATIO. The Borrower will note permit the ratio of (i) the aggregate outstanding principal amount of all revolving credit loans and the term loan A (in each case under the Senior Debt Facility) to (ii) Consolidated EBITDA of the Borrower and its Subsidiaries; as of each period of twelve (12) consecutive months for which the last month ends during the period set forth below, to be greater than the applicable ratio set forth below:

                  Month End                                  Leverage Ratio
                  ---------                                  --------------
                  On or before October 1, 2000                  4.20 to 1
                  Each month-end thereafter                     3.60 to 1

         8.4. TANGIBLE NET WORTH. The Borrower will not permit Consolidated Tangible Net Worth of the Borrower and its Subsidiaries as at the end of each fiscal quarter of the Borrower and its Subsidiaries set forth below to be less than the applicable amount set forth below:

                  Fiscal Quarter Ending                   Tangible Net Worth
                  ---------------------                   ------------------
                  July 2, 2000                                $(32,880,000)
                  October 1, 2000                             $(22,626,000)
                  December 31, 2000                           $(21,678,000)
                  April 1, 2001                               $(21,384,000)
                  July 1, 2001                                $(20,346,000)
                  September 30, 2001                          $(18,961,200)
                  December 30, 2001                           $(18,270,000)
                  March 31, 2002                              $(17,232,000)
                  June 30, 2002                               $(14,928,000)
                  September 29, 2002                          $(12,618,000)
                  December 29, 2002                           $(10,314,000)
                  March 30, 2003                               $(8,004,000)

                             9. CLOSING CONDITIONS.

         The obligations of the Banks to accept the Notes in partial payment of the principal of the loans outstanding under the Revolver Credit Agreement and to execute and deliver the Assignment of Remaining Principal, and of the Agent to execute and deliver the Real Estate Letter of Credit Release, shall be subject to the satisfaction of the following conditions precedent on or prior to August 15, 2000:

         9.1. LOAN DOCUMENTS ETC.

                  9.1.1. LOAN DOCUMENTS. Each of the Loan Documents shall have been duly executed and delivered by the respective parties thereto, shall be in full force and effect and shall be in form and substance satisfactory to each of the Banks and the Agent. Each of the Banks, the Agent and the agent under the Funding Credit Agreement party to each such document, or intended beneficiary thereof, shall have received a fully executed copy of such document.

                  9.1.2. WARRANT DOCUMENTS. Each of the Warrant Documents shall have been duly executed and delivered by the respective parties thereto, shall be in full force and effect and shall be in form and substance satisfactory to each of the Banks. Each Bank shall have received a fully executed copy of the Warrant Purchase Agreement and the Warrant issued to such Bank thereunder.

                  9.1.3. SENIOR DEBT DOCUMENTS. Each of the Senior Debt Documents shall have been duly executed and delivered by the respective parties thereto, shall be in full force and effect and shall be in form and substance reasonably satisfactory to the Agent and each of the Banks. Each Bank shall have received a fully executed copy of each such document.

                  9.1.4. SELLER SUBORDINATED NOTES. Each of the Seller Subordinated Notes shall have been amended to accommodate the terms of the Senior Debt

         Facility, shall be in full force and effect and shall be in form and substance satisfactory to the Agent and each of the Banks. The Banks shall have received a copy of each such Seller Subordinated Note, as amended.

         9.2. CASH PAYMENT. The amount of the Cash Payment shall have been determined to be not less than the principal amount of the loans outstanding on the Closing Date under the Funding Credit Agreement. The Borrower shall have paid or caused to be paid to the Agent, for the PRO RATA account of the Banks in accordance with their respective percentages of such loans outstanding, the amount of the Cash Payment for application to the principal of the loans outstanding on the Closing Date under the Funding Credit Agreement and the balance of the Cash Payment for application to reduce the principal amount of the loans outstanding under the Revolver Credit Agreement.

         9.3. PAYMENT OF FEES AND OTHER AMOUNTS. The Borrower shall have paid to the Agent, for the respective accounts of the Banks and the Agent, (a) the Agent's fee due and payable to the Agent on the Closing Date pursuant to ss.3.1,
(b) the amount of all unreimbursed legal fees and expenses of the Agent's Special Counsel incurred as of Closing Date, whether in connection with this Agreement or the Revolver Credit Agreement, (c) the amount of all unreimbursed fees and expenses of Nightingale & Associates, LLC and any other consultant retained by the Agent or the Banks in connection with consulting services (in addition to any amounts previously paid as a retainer) rendered by such Person in connection with this Agreement or the Revolver Credit Agreement, and (d) all interest and fees owing under the Revolver Credit Agreement and all other amounts owing to the Agent or the Banks under or in respect of the Revolver Credit Agreement (other than principal of the loans outstanding under the Revolver Credit Agreement). The Borrower or Funding shall have paid to the agent under the Funding Credit Agreement, for the respective accounts of the Banks and the agent, all principal, interest, fees and other amounts owing under or in respect of the Funding Credit Agreement.

         9.4. CANCELLATION OF LETTERS OF CREDIT AND COMMITMENTS. The Agent shall have received evidence satisfactory to the Agent that all funding commitments under the Revolver Credit Agreement and the Funding Credit Agreement shall have been cancelled and that all Letters of Credit, other than the Real Estate Letter of Credit, issued pursuant to and as defined in the Revolver Credit Agreement shall be cancelled and that the Agent and the Banks have been released from all liabilities and obligations with respect to such Letters of Credit.

         9.5. CERTIFIED COPIES OF CHARTER DOCUMENTS. Each of the Banks shall have received from the Borrower and each of its Subsidiaries, a copy, certified by a duly authorized officer of such Person to be true and complete on the Closing Date, of each of (i) its charter or other incorporation documents as in effect on such date of certification, and (ii) its by-laws as in effect on such date.

         9.6. CORPORATE ACTION. All corporate action necessary for the valid execution, delivery and performance by the Borrower and each of the Subsidiaries of this Agreement and the other Loan Documents to which it is or is to become a party shall have been duly and effectively taken, and evidence thereof satisfactory to the Banks shall have been provided to each of the Banks.

         9.7. INCUMBENCY CERTIFICATE. Each of the Banks shall have received from the Borrower and each of the Subsidiaries an incumbency certificate, dated as of the Closing Date, signed by a duly authorized officer of the Borrower or such Subsidiary, and giving the name and bearing a specimen signature of each individual who shall be authorized: (i) to sign, in the name and on behalf of such Person, each of the Loan Documents and Subordination Documents to which such Person is or is to become a party; and (ii) to give notices and to take other action on its behalf under the Loan Documents.

         9.8. VALIDITY OF LIENS. The Security Documents shall be effective to create in favor of the Agent a legal, valid and enforceable (except for liens entitled to priority under applicable law) security interest in the Collateral, subject to the terms of the Intercreditor Agreement. All filings, recordings, deliveries of instruments and other actions necessary or desirable in the opinion of the Agent to protect and preserve such security interests shall have been duly effected. The Agent shall have received evidence thereof in form and substance satisfactory to the Agent.

         9.9. UCC SEARCH RESULTS. The Agent shall have received from each of the Borrower and its Subsidiaries results of UCC searches with respect to its Collateral, indicating no liens other than liens entitled to priority under applicable law and otherwise in form and substance satisfactory to the Agent.

         9.10. CERTIFICATES OF INSURANCE. The Agent shall have received (i) a certificate of insurance from an independent insurance broker dated as of the Closing Date, identifying insurers, types of insurance, insurance limits, and policy terms, and otherwise describing the insurance obtained in accordance with the provisions of the Security Agreements and (ii) certified copies of all policies evidencing such insurance (or certificates therefore signed by the insurer or an agent authorized to bind the insurer).

         9.11. CONSENTS AND APPROVALS. The Agent shall have received evidence that all consents and approvals necessary to complete the transactions contemplated hereby have been obtained.

         9.12. OPINION OF COUNSEL. Each of the Banks and the Agent shall have received a favorable opinion addressed to the Banks and the Agent, dated as of the Closing Date, in form and substance satisfactory to the Banks and the Agent, from Akerman & Senterfitt, counsel to the Borrower and its Subsidiaries.

                    10. EVENTS OF DEFAULT; ACCELERATION; ETC.

         10.1. EVENTS OF DEFAULT AND ACCELERATION. If any of the following events ("EVENTS OF DEFAULT" or, if the giving of notice or the lapse of time or both is required, then, prior to such notice or lapse of time, "DEFAULTS") shall occur:

                  (a) the Borrower shall fail to pay any principal of the Notes when the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment;

                  (b) the Borrower shall fail to pay any interest on the Notes, the Agent's fee or other sums due hereunder or any of the Loan Documents, when the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment;

                  (c) the Borrower shall fail to comply with any of its covenants contained inss.7 or 8 for ten (10) days;

                  (d) the Borrower or any of its Subsidiaries shall fail to perform any term, covenant or agreement contained herein or in any of the other Loan Documents (other than those specified elsewhere in this ss.10.1), such failure, if capable of being remedied, shall remain unremedied for 25 days after the date written notice of such default shall have been given by the Agent to the Borrower;

                  (e) any representation or warranty of the Borrower or any of its Subsidiaries in this Agreement or any of the other Loan Documents or in any other document or instrument delivered pursuant to or in connection with this Agreement shall prove to have been false in any material respect upon the date when made or deemed to have been made or repeated; and

                  (f) the Borrower or any of its Subsidiaries shall fail to pay any principal of or interest on any of its Indebtedness (other than under the Senior Debt Documents or the Pro Select Notes ) in excess of $100,000 or any interest or premium thereon, when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness for 10 days, or any other default under any agreement or instrument relating to any such Indebtedness, or any other event, shall occur and shall continue after the applicable grace period, if any, specified in such agreement or instrument for 10 days, if the effect of such default or event is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness; or any such Indebtedness shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), redeemed, purchased or defeased or an offer to prepay, redeem, purchase or defease such Indebtedness shall be required to be made, in each case prior to the stated maturity thereof, for 10 days;

                  (g) (i) the Borrower or any of its Subsidiaries shall fail to pay any principal of or interest on the Senior Debt Facility or any interest or premium thereon, when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness, or any other event, shall occur and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such default or event is to accelerate the maturity of such Indebtedness; or any such Indebtedness shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), redeemed, purchased or defeased or an offer to prepay, redeem, purchase or defease such Indebtedness shall be required to be made, in each case prior to the stated maturity thereof;

                  (h) the Borrower or any of its Subsidiaries (i) shall institute any proceeding or voluntary case seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for any such Person or for any substantial part of its property, (ii) shall be generally not paying its debts as such debts become due or shall admit in writing its inability to pay its debts generally, (iii) shall make a general assignment for the benefit of creditors, or (iv) shall take any action to authorize or effect any of the actions set forth above in this subsection (h);

                  (i) any proceeding shall be instituted against the Borrower or any of its Subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, liquidation, winding up, reorganization, arrangement, adjustment, protection, relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for any such Person or for any substantial part of its property, and either such proceeding shall remain undismissed or unstayed for a period of 55 days or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against any such Person or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property) shall occur;

                  (j) any provision of any Loan Document shall at any time for any reason (other than pursuant to the express terms thereof) cease to be valid and binding on or enforceable against the Borrower or any of its Subsidiaries intended to be a party thereto, or the validity or enforceability thereof shall be contested by any party thereto, or a proceeding shall be commenced by the Borrower or any of its Subsidiaries or any Governmental Authority having jurisdiction over any of them, seeking to establish the invalidity or unenforceability thereof, the Borrower or any of its Subsidiaries shall deny in writing that it has any liability or obligation purported to be created under any Loan Document;

                  (k) any Security Agreement, any mortgage or any other security document, after delivery thereof pursuant hereto, shall for any reason fail or cease to create a valid and perfected and, except to the extent permitted by the terms hereof or thereof, first priority Lien in favor of the Agent for the benefit of the Banks on any purported to be covered thereby;

                  (l) one or more judgments or orders for the payment of money exceeding $250,000 in the aggregate shall be rendered against the Borrower or any of its Subsidiaries and remain unsatisfied and either
         (i) enforcement proceedings shall have been commenced by any creditor upon any such judgment or order, or (ii) there shall be a period of 20 consecutive days after entry thereof during which a stay of enforcement of any such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; PROVIDED, HOWEVER, that any such judgment or order shall not give rise to an Event of Default under this subsection (l) if and for so long as (A) the amount of such judgment or order is covered by a valid and binding policy of insurance between the defendant and the insurer covering full payment thereof and (B) such insurer has been notified, and has not disputed the claim made for payment, of the amount of such judgment or order;

                  (m) the Borrower or any of its Subsidiaries or any of its ERISA Affiliates shall have made a complete or partial withdrawal from a Multiemployer Plan, and, as a result of such complete or partial withdrawal the Borrower, such Subsidiary or such ERISA Affiliate incurs a withdrawal liability in an annual amount exceeding $100,000 or a Multiemployer Plan enters reorganization status under Section 4241 of ERISA, and, as a result thereof such Person's, or such ERISA Affiliate's annual contribution requirement with respect to such Multiemployer Plan increases in an annual amount exceeding $100,000;

                  (n) any Termination Event with respect to any Employee Plan shall have occurred, and, 40 days after notice thereof shall have been given to the Borrower or any of its Subsidiaries by the Agent, (i) such Termination Event (if correctable) shall not have been corrected, and
         (ii) the then current value of such Employee Plan's vested benefits exceeds the then current value of assets allocable to such benefits in such Employee Plan by more than $100,000 (or, in the case of a Termination Event involving liability under Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or
         Section 4971 or 4975 of the Code, the liability is in excess of such amount);

                  (o) a Change of Control shall have occurred and shall not be cured within 10 days; or

                  (p) an event or development occurs which has a Material Adverse Effect which has not been cured within 10 days,

then, and in any such event, so long as the same may be continuing and subject to the provisions of the Intercreditor Agreement, the Agent may, and upon the request of the Majority Banks shall, by notice in writing to the Borrower declare all amounts owing with respect to this Agreement, the Notes and the other Loan Documents to be, and they shall thereupon forthwith become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower; PROVIDED that in the event of any Event of Default specified in ss.10(h) or (i), all such amounts shall become immediately due and payable automatically and without any requirement of notice from the Agent or any Bank.

         10.2. REMEDIES. Subject to the terms of the Intercreditor Agreement, in case any one or more of the Events of Default shall have occurred and be continuing, whether or not the Banks shall have accelerated the maturity of the Notes pursuant to ss.10.1, each Bank, if owed any amount with respect to the Notes, may, at the request of or with the consent of the Majority Banks but not otherwise, proceed to protect and enforce its rights by suit in equity, action at law or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Agreement and the other Loan Documents or any instrument pursuant to which the Obligations to such Bank are evidenced, including as permitted by applicable law the obtaining of the EX PARTE appointment of a receiver, and, if such amount shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right of such Bank. No remedy herein conferred upon any Bank or the Agent or the holder of any Note is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or any other provision of law.

         10.3. DISTRIBUTION OF COLLATERAL PROCEEDS. Subject to the terms of the Intercreditor Agreement, in the event that, following the occurrence or during the continuance of any Default or Event of Default, the Agent or any Bank, as the case may be, receives any monies in connection with the enforcement of any the Security Documents, or otherwise with respect to the realization upon any of the Collateral, such monies shall be distributed for application as follows:

                  (a) FIRST, to the payment of, or (as the case may be) the reimbursement of the Agent for or in respect of all reasonable costs, expenses, disbursements and losses which shall have been incurred or sustained by the Agent in connection with the collection of such monies by the Agent, for the exercise, protection or enforcement by the Agent of all or any of the rights, remedies, powers and privileges of the Agent under this Agreement or any of the other Loan Documents or in respect of the Collateral or in support of any provision of adequate indemnity to the Agent against any taxes or liens which by law shall have, or may have, priority over the rights of the Agent to such monies;

                  (b) SECOND, (i) to all other fees and expenses of the Agent and the Banks required to be paid under the Loan Documents (including without limitation the Agent's fee payable pursuant to ss.3.1), (ii) then to interest, (iii) then to principal, (iv) then to all other amounts owing to the Banks and the Agent, in each case among the Banks and the Agent PRO RATA (with the Agent having the discretion to make proper allowance to take into account any Obligations not then due and payable);

                  (c) THIRD, upon payment and satisfaction in full or other provisions for payment in full satisfactory to the Banks and the Agent of all of the Obligations, to the payment of any obligations required to be paid pursuant to ss.9-504(1)(c) of the Uniform Commercial Code of The Commonwealth of Massachusetts; and

                  (d) FOURTH, the excess, if any, shall be returned to the Borrower or to such other Persons as are entitled thereto.

                                   11. SETOFF.

         11.1. GENERAL. Subject to the terms of the Intercreditor Agreement, regardless of the adequacy of any collateral, during the continuance of any Event of Default, any deposits or other sums credited by or due from any of the Banks to the Borrower or any Guarantor and any securities or other property of the Borrower or any Guarantor in the possession of such Bank may be applied to or recouped or set off by such Bank against the payment of Obligations and any and all other liabilities, direct, or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, of the Borrower or such Guarantor to such Bank.

         11.2. SHARING. Each of the Banks agrees with each other Bank that (i) if an amount to be recouped or set off is to be applied to indebtedness of the Borrower or any Guarantor to such Bank, other than indebtedness evidenced by the Note held by such Bank, such amount shall, subject to ss.11.3, be applied ratably to such other indebtedness and to the indebtedness evidenced by all such Note held by such Bank; and (ii) if such Bank shall receive from the Borrower or any Guarantor, whether by voluntary payment, exercise of the right of setoff, counterclaim, cross action, enforcement of the claim evidenced by the Note held by such Bank, whether or not pursuant to ss.10.2, by proceedings against the Borrower or any Guarantor at law or in equity or by proof thereof in bankruptcy, reorganization, liquidation, receivership or similar proceedings, or otherwise, and shall retain and apply to the payment of the Note held by such Bank any amount in excess of its ratable portion of the payments received by all of the Banks with respect to the Notes held by all of the Banks, such Bank will make such disposition and arrangements with the other Banks with respect to such excess, either by way of distribution, PRO TANTO assignment of claims, subrogation or otherwise as shall result in each Bank receiving in respect of the Note held by it proportionate payment as contemplated by this Agreement; PROVIDED that if all or any part of such excess payment is thereafter recovered from such Bank, such disposition and arrangements shall be rescinded and the amount restored to the extent of such recovery, but without interest.

         11.3. CASH MANAGEMENT PRIORITY. Notwithstanding ss.11.2, any Bank may apply any amount recovered by recoupment or setoff under this ss.11 to the fees, costs or other charges or losses incurred by such Bank in establishing, maintaining or handling the Borrower's agency accounts, lock box account and other accounts of the

Borrower or any Guarantor prior to the application of such amount to the indebtedness evidenced by the Note held by such Bank,

                                 12. THE AGENT.

         12.1. AUTHORIZATION.

                  (a) The Agent is authorized to take such action on behalf of each of the Banks and to exercise all such powers as are hereunder and under any of the other Loan Documents and any related documents delegated to the Agent, together with such powers as are reasonably incident thereto, PROVIDED that no duties or responsibilities not expressly assumed herein or therein shall be implied to have been assumed by the Agent.

                  (b) The relationship between the Agent and each of the Banks is that of an independent contractor. The use of the term "Agent" is for convenience only and is used to describe, as a form of convention, the independent contractual relationship between the Agent and each of the Banks. Nothing contained in this Agreement nor the other Loan Documents shall be construed to create an agency, trust or other fiduciary relationship between the Agent and any of the Banks.

                  (c) As an independent contractor empowered by the Banks to exercise certain rights and perform certain duties and responsibilities hereunder and under the other Loan Documents, the Agent is nevertheless a "representative" of the Banks, as that term is defined in Article 1 of the Uniform Commercial Code, for purposes of actions for the benefit of the Banks and the Agent with respect to all collateral security and guaranties contemplated by the Loan Documents. Such actions include the designation of the Agent as "secured party", "mortgagee" or the like on all financing statements and other documents and instruments, whether recorded or otherwise, relating to the attachment, perfection, priority or enforcement of any security interests, mortgages or deeds of trust in collateral security intended to secure the payment or performance of any of the Obligations, all for the benefit of the Banks and the Agent.

         12.2. EMPLOYEES AND AGENTS. The Agent may exercise its powers and execute its duties by or through employees or agents and shall be entitled to take, and to rely on, advice of counsel concerning all matters pertaining to its rights and duties under this Agreement and the other Loan Documents. The Agent may utilize the services of such Persons as the Agent in its sole discretion may reasonably determine, and all reasonable fees and expenses of any such Persons shall be paid by the Borrower.

         12.3. NO LIABILITY. Neither the Agent nor any of its shareholders, directors, officers or employees nor any other Person assisting them in their duties nor any agent or employee thereof, shall be liable for any waiver, consent or approval given or any action taken, or omitted to be taken, in good faith by it or them hereunder or under any of the other Loan Documents, or in connection herewith or therewith, or be responsible for the consequences of any oversight or error of judgment whatsoever, except that the Agent or such other Person, as the case may be, may be liable for losses due to its willful misconduct or gross negligence.

         12.4. NO REPRESENTATIONS. The Agent shall not be responsible for the execution or validity or enforceability of this Agreement, the Notes, any of the other Loan Documents or any instrument at any time constituting, or intended to constitute, collateral security for the Notes, or for the value of any such collateral security or for the validity, enforceability or collectability of any such amounts owing with respect to the Notes, or for any recitals or statements, warranties or representations made herein or in any of the other Loan Documents or in any certificate or instrument hereafter furnished to it by or on behalf of the Borrower, or be bound to ascertain or inquire as to the performance or observance of any of the terms, conditions, covenants or agreements herein or in any instrument at any time constituting, or intended to constitute, collateral security for the Notes or to inspect any of the properties, books or records of the Borrower or any of its Subsidiaries. The Agent shall not be bound to ascertain whether any notice, consent, waiver or request delivered to it by the Borrower or any holder of any of the Notes shall have been duly authorized or is true, accurate and complete. The Agent has not made nor does it now make any representations or warranties, express or implied, nor does it assume any liability to the Banks, with respect to the creditworthiness or financial conditions of the Borrower or any of its Subsidiaries. Each Bank acknowledges that it has, independently and without reliance upon the Agent or any other Bank, and based upon such information and documents as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.

         12.5. PAYMENTS.

                  12.5.1. PAYMENTS TO AGENT. A payment by the Borrower to the Agent hereunder or any of the other Loan Documents for the account of any Bank shall constitute a payment to such Bank. The Agent agrees promptly to distribute to each Bank such Bank's PRO RATA share of payments received by the Agent for the account of the Banks except as otherwise expressly provided herein or in any of the other Loan Documents.

                  12.5.2. DISTRIBUTION BY AGENT. If in the opinion of the Agent the distribution of any amount received by it in such capacity hereunder, under the Notes or under any of the other Loan Documents might reasonably involve it in liability, it may refrain from making distribution until its right to make distribution shall have been adjudicated by a court of competent jurisdiction. If a court of competent jurisdiction shall adjudge that any amount received and distributed by the Agent is to be repaid, each Person to whom any such distribution shall have been made shall either repay to the Agent its proportionate share of the amount so adjudged to be repaid or shall pay over the same in such manner and to such Persons as shall be determined by such court.

         12.6. HOLDERS OF NOTES. The Agent may deem and treat the payee of any Note as the absolute owner thereof for all purposes hereof until it shall have been furnished in writing with a different name by such payee or by a subsequent holder.

         12.7. INDEMNITY. The Banks ratably agree hereby to indemnify and hold harmless the Agent and its affiliates from and against any and all claims, actions and suits (whether groundless or otherwise), losses, damages, costs, expenses (including any expenses for which the Agent or such affiliate has not been reimbursed by the Borrower as required by ss.13), and liabilities of every nature and character arising out of or related to this Agreement, the Notes, or any of the other Loan Documents or the transactions contemplated or evidenced hereby or thereby, or the Agent's actions taken hereunder or thereunder, except to the extent that any of the same shall be directly caused by the Agent's willful misconduct or gross negligence.

         12.8. AGENT AS BANK. In its individual capacity, Fleet shall have the same obligations and the same rights, powers and privileges as the holder of any of the Notes as it would have were it not also the Agent.

         12.9. RESIGNATION. The Agent may resign at any time by giving sixty
(60) days prior written notice thereof to the Banks and the Borrower. Upon any such resignation, the Majority Banks shall have the right to appoint a successor Agent. Unless a Default or Event of Default shall have occurred and be continuing, such successor Agent shall be reasonably acceptable to the Borrower. If no successor Agent shall have been so appointed by the Majority Banks and shall have accepted such appointment within thirty (30) days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which shall be a financial institution having a rating of not less than A or its equivalent by Standard & Poor's Corporation. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation, the provisions of this Agreement and the other Loan Documents shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

         12.10. NOTIFICATION OF DEFAULTS AND EVENTS OF DEFAULT. Each Bank hereby agrees that, upon learning of the existence of a Default or an Event of Default, it shall promptly notify the Agent thereof. The Agent hereby agrees that upon receipt of any notice under this ss.12.10 it shall promptly notify the other Banks of the existence of such Default or Event of Default.

         Each Bank hereby waives the requirement set forth in ss.9.9 of the Revolver Credit Agreement that the Agent provide at least 10 days prior written notice to the Banks prior to the resignation of the Agent as "Agent" thereunder. Each Bank hereby agrees that the Agent may resign at any time following the Closing Date without notice of any kind or nature.

                        13. EXPENSES AND INDEMNIFICATION.

         13.1. EXPENSES. The Borrower agrees to pay (i) the reasonable costs of preparing this Agreement, the other Loan Documents and the other agreements and instruments mentioned herein, (ii) any taxes (including any interest and penalties in respect thereto) payable by the Agent or any of the Banks (other than taxes based upon the Agent's or any Bank's net income) on or with respect to the transactions contemplated by this Agreement (the Borrower hereby agreeing to indemnify the Agent and each Bank with respect thereto), (iii) the reasonable fees, expenses and disbursements of the Agent's Special Counsel or any local counsel to the Agent incurred in connection with the preparation, administration or interpretation of the Loan Documents and other instruments mentioned herein, each closing hereunder, any amendments, modifications, approvals, consents or waivers hereto or hereunder, or the cancellation of any Loan Document upon payment in full in cash of all of the Obligations or pursuant to any terms of such Loan Document for providing for such cancellation, (iv) the fees, expenses and disbursements of the Agent or any of its affiliates incurred by the Agent or such affiliate in connection with the preparation or interpretation of the Loan Documents and other instruments mentioned herein, including all title insurance premiums and surveyor, engineering and appraisal charges, (v) any fees, costs, expenses and bank charges, including bank charges for returned checks, incurred by any Bank in establishing, maintaining or handling agency accounts, lock box accounts and other accounts of the Borrower or any Guarantor, (vi) all reasonable out-of-pocket expenses (including without limitation reasonable attorneys' fees and costs, which attorneys may be employees of any Bank or the Agent, and reasonable consulting, accounting, appraisal, investment banking and similar professional fees and charges) incurred by any Bank or the Agent in connection with (A) the enforcement of or preservation of rights under any of the Loan Documents against the Borrower or any of its Subsidiaries or the administration thereof after the occurrence of a Default or Event of Default and
(B) any litigation, proceeding or dispute whether arising hereunder or otherwise, in any way related to any Bank's or the Agent's relationship with the Borrower or any of its Subsidiaries and (vii) all reasonable fees, expenses and disbursements of any Bank or the Agent incurred in connection with UCC searches, UCC filings or mortgage recordings.

         13.2. INDEMNIFICATION. The Borrower agrees to indemnify and hold harmless the Agent, its affiliates and the Banks from and against any and all claims, actions and suits whether groundless or otherwise, and from and against any and all liabilities, losses, damages and expenses of every nature and character arising out of this Agreement or any of the other Loan Documents or the transactions contemplated hereby including, without limitation, (i) any actual or alleged infringement of any patent, copyright, trademark, service mark or similar right of the Borrower or any of its Subsidiaries comprised in the Collateral, (ii) the reversal or withdrawal of any provisional credits granted by any Bank upon the transfer of funds from lock box, bank agency or concentration accounts or in connection with the provisional honoring of checks or other items, (iii) the Borrower or any of its Subsidiaries entering into or performing this Agreement or any of the other Loan Documents or (iv) with respect to the Borrower and its Subsidiaries and their respective properties and assets, the violation of any environmental law, the presence, disposal, escape, seepage, leakage, spillage, discharge, emission, release or threatened release of any hazardous substances or any action, suit, proceeding or investigation brought or threatened with respect to any hazardous substances (including, but not limited to, claims with respect to wrongful death, personal injury or damage to property), in each case including, without limitation, the reasonable fees and disbursements of counsel and allocated costs of internal counsel incurred in connection with any such investigation, litigation or other proceeding. In litigation, or the preparation therefor, the Banks and the Agent and its affiliates shall be entitled to select their own counsel and, in addition to the foregoing indemnity, the Borrower agrees to pay promptly the reasonable fees and expenses of such counsel. If, and to the extent that the obligations of the Borrower under this ss.13.2 are unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment in satisfaction of such obligations which is permissible under applicable law.

         13.3. SURVIVAL. The covenants contained in this ss.13 shall survive payment or satisfaction in full of all other Obligations.

                                  14. RELEASE.

         Effective upon the Closing Date and in further consideration of the undertakings of the Banks and the Agent in this Agreement, the Borrower, on its own behalf and on behalf of each of its successors and assigns, hereby waives, releases and discharges each of the Agent, the agent under the Funding Credit Agreement, and the Banks and its respective affiliates, and all of its directors, officers, employees, attorneys and agents, from any and all claims, demands, actions or causes of action arising out of or in any way relating to the Revolver Credit Agreement or the Funding Credit Agreement and any documents, agreements, dealings or other matters connected therewith, including, without limitation, all known and unknown matters, claims, transactions or things occurring on or prior to the Closing Date related to Revolver Credit Agreement or the Funding Credit Agreement. The release granted herein may be specifically relied upon by the agent under the Funding Credit Agreement although not a party hereto.

                         15. SURVIVAL OF COVENANTS, ETC.

         All covenants, agreements, representations and warranties made herein, in the Notes, in any of the other Loan Documents or in any documents or other papers delivered by or on behalf of the Borrower or any of its Subsidiaries pursuant hereto shall be deemed to have been relied upon by the Banks and the Agent, notwithstanding any investigation heretofore or hereafter made by any of them, and shall continue in full force and effect so long as any amount due under this Agreement or the Notes or any of the other Loan Documents remains outstanding, and for such further time as may be otherwise expressly specified in this Agreement. All statements contained in any certificate or other paper delivered to any Bank or the Agent at any time by or on behalf of the Borrower or any of its Subsidiaries pursuant hereto or in connection with the transactions contemplated hereby shall constitute representations and warranties by the Borrower or such Subsidiary hereunder.

                                 16. ASSIGNMENT.

         16.1. CONDITIONS TO ASSIGNMENT BY BANKS. Each Bank may assign its Note in whole or in part to any Person that is not an Affiliate of the Borrower, PROVIDED that the Agent shall have given its prior written consent to such assignment, which consent will not be unreasonably withheld. Upon any such assignment and the consent of the Agent being so given, (i) the assignee thereunder shall be a party hereto and have the rights and obligations of a Bank hereunder, and (ii) the assigning Bank shall be released from its obligations arising after the date of such assignment under this Agreement. Any assigning Bank shall retain its rights to be indemnified pursuant to ss.13 with respect to any claims or actions arising prior to the date of such assignment.

         16.2. ASSIGNMENT BY BORROWER. The Borrower shall not assign or transfer any of its rights or obligations under the Notes or any of the Loan Documents without the prior written consent of each of the Banks.

                                17. NOTICES, ETC.

         Except as otherwise expressly provided in this Agreement, all notices and other communications made or required to be given pursuant to this Agreement or the other Loan Documents shall be in writing and shall be delivered in hand, mailed by United States registered or certified first class mail, postage prepaid, sent by overnight courier, or sent by telegraph, telecopy, facsimile or telex and confirmed by delivery via courier or postal service, addressed as follows:

                  (a) if to the Borrower or any Guarantor, at 1690 South Congress Avenue, Suite 210 Delray Beach, Florida 33445, Attention:
         Joseph C. Wasch, Esq., Vice President and General Counsel, with a copy to Donn Beloff, Esq., Akerman & Senterfitt, One Southeast Third Avenue, 28th Floor, Miami, Florida 33131-1714, or at such other address for notice as the Borrower shall last have furnished in writing to the Person giving the notice;

                  (b) if to the Agent, at 100 Federal Street, Boston, Massachusetts 02110, USA, Attention: C. Christopher Smith, Vice President, or such other address for notice as the Agent shall last have furnished in writing to the Person giving the notice, with a copy to Bingham Dana LLP, 150 Federal Street, Boston, Massachusetts 02110,
         Attention: Edwin E. Smith, Esq.; and

                  (c) if to any Bank, at such Bank's address set forth on
         SCHEDULE 2 hereto, or such other address for notice as such Bank shall have last furnished in writing to the Person giving the notice.

         Any such notice or demand shall be deemed to have been duly given or made and to have become effective (i) if delivered by hand, overnight courier or facsimile to a responsible officer of the party to which it is directed, at the time of the receipt thereof by such officer or the sending of such facsimile and (ii) if sent by registered or certified first-class mail, postage prepaid, on the third Business Day following the mailing thereof.

                               18. GOVERNING LAW.

         THIS AGREEMENT AND EACH OF THE OTHER LOAN DOCUMENTS, EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED THEREIN, ARE CONTRACTS UNDER THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS AND SHALL FOR ALL PURPOSES BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF SAID COMMONWEALTH OF MASSACHUSETTS (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW). THE BORROWER AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE COMMONWEALTH OF MASSACHUSETTS OR ANY FEDERAL COURT SITTING THEREIN AND CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT AND SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON THE BORROWER BY MAIL, RETURN RECIEPT REQUESTED, AT THE ADDRESS SPECIFIED IN SS.16. THE BOROWER HEREBY IRREVOCABLY APPOINTS THE SECRETARY OF STATE OF NEW YORK AS ITS AGENT FOR SERVICE OF PROCESS IN RESPECT OF SUCH SUIT. THE BORROWER HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT.

                                  19. HEADINGS.

         The captions in this Agreement are for convenience of reference only and shall not define or limit the provisions hereof.

                                20. COUNTERPARTS.

         This Agreement and any amendment hereof may be executed in several counterparts and by each party on a separate counterpart, each of which when executed and delivered shall be an original, and all of which together shall constitute one instrument. In proving this Agreement it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.

                           21. ENTIRE AGREEMENT, ETC.

         The Loan Documents and any other documents executed in connection herewith or therewith express the entire understanding of the parties with respect to the transactions contemplated hereby. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated, except as provided in ss.23.

                            22. WAIVER OF JURY TRIAL.

         The Borrower hereby waives its right to a jury trial with respect to any action or claim arising out of any dispute in connection with this Agreement, the Notes or any of the other Loan Documents, any rights or obligations hereunder or thereunder or the performance of such rights and obligations. Except as prohibited by law, the Borrower hereby waives any right it may have to claim or recover in any litigation referred to in the preceding sentence any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages. The Borrower (i) certifies that no representative, agent or attorney of any Bank or the Agent has represented, expressly or otherwise, that such Bank or the Agent would not, in the event of litigation, seek to enforce the foregoing waivers and (ii) acknowledges that the Agent and the Banks have been induced to enter into this Agreement, the other Loan Documents to which it is a party by, among other things, the waivers and certifications contained herein.

                     23. CONSENTS, AMENDMENTS, WAIVERS, ETC.

         Except as otherwise expressly provided in this Agreement, any consent or approval required or permitted by this Agreement to be given by the Banks may be given, and any term of this Agreement or of any other instrument related hereto or mentioned herein may be amended, and the performance or observance by the Borrower of any terms of this Agreement or such other instrument or the continuance of any Default or Event of Default may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Borrower and the written consent of the Majority Banks. Notwithstanding the foregoing, the rate of interest on the Notes (other than interest accruing pursuant to ss.3.5 following the effective date of any waiver by thE Majority Banks of the Default or Event of Default relating thereto) may not be decreased without the written consent of each Bank affected thereby; the Maturity Date may not be postponed without the written consent of each Bank affected thereby; except in the event of use of consensual cash collateral in a bankruptcy case in which the Borrower or any Guarantor is a debtor and for which adequate protection is provided by bankruptcy court order, no substantial portion of the Collateral may be released without the written consent of all of the Banks; this ss.22 and the definition oF Majority Banks may not be amended, without the written consent of all of the Banks; the amount of the Agent's fee and ss.12 may not be amended without the written consent of the Agent, and the provisions of ss.14 may not be amended withOut the written consent of the Banks, the Agent and the agent under the Funding Credit Agreement. No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon. No course of dealing or delay or omission on the part of either Bank in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto. No notice to or demand upon the Borrower shall entitle the Borrower to other or further notice or demand in similar or other circumstances.

                                24. SEVERABILITY.

         The provisions of this Agreement are severable and if any one clause or provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Agreement in any jurisdiction.

                [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as a sealed instrument as of the date first set forth above.


                                        OUTSOURCE INTERNATIONAL, INC.



                                        By: /s/ Jon H. Peterson
                                            ------------------------------------
                                                Name:  Jon H. Peterson
                                                Title: Vice President



                                        FLEET NATIONAL BANK (f/k/a BankBoston,
                                        N.A.), individually and as Agent



                                        By: /s/ C. Christopher Smith
                                            ------------------------------------
                                                Name:  C. Christopher Smith
                                                Title: Vice President
                                                Commitment Percentage: 41.1765%



                                        COMERICA BANK



                                        By: /s/ Thomas J. Parnell
                                            ------------------------------------
                                                Name:  Thomas J. Parnell
                                                Title: Vice President
                                                Commitment Percentage: 23.5294%



                                        LASALLE BANK NATIONAL ASSOCIATION
                                        (f/k/a LaSalle National Bank)



                                        By: /s/ David C. Shapiro
                                            ------------------------------------
                                                Name:  David C. Shapiro
                                                Title: First Vice President
                                                Commitment Percentage: 23.5294%



                                        SUNTRUST BANK (f/k/a SunTrust Bank,
                                        South Florida, National Association)



                                        By: /s/ Byron P. Kurtgis
                                            ------------------------------------
                                                Name:  Byron P. Kurtgis
                                                Title: Director
                                                Commitment Percentage: 11.7647%